SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Alberto-Culver Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ALBERTO-CULVER COMPANY

Melrose Park, Illinois

January 27, 2011

TO THE STOCKHOLDERS:

The annual meeting of stockholders will be held at the principal office of Alberto-Culver Company in Melrose Park, Illinois, on Thursday, February 24, 2011, at 10:00 a.m.

You are cordially invited to attend this meeting in person. The principal business to be conducted at the meeting will be to (i) elect the three directors named in the attached Proxy Statement, (ii) conduct a non-binding advisory vote on our executive compensation, and (iii) conduct a non-binding advisory vote on how often stockholders will vote on our executive compensation.

While stockholders approved the acquisition of Alberto Culver by Unilever, which we refer to as the Unilever Transaction, on December 17, 2010, the closing of this transaction is subject to closing conditions including obtaining certain governmental and regulatory approvals. Until the acquisition is closed, Alberto Culver remains a publicly held corporation and is required to file this Proxy Statement and hold an annual meeting of stockholders. In the event that the Unilever Transaction closes prior to February 24, 2011, we intend to cancel the annual meeting of stockholders.

At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

NOTICE OF MEETING

The annual meeting of stockholders of Alberto-Culver Company will be held on Thursday February 24, 2011, at 10:00 a.m. Chicago time, at our principal office, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:

1.	To elect the three directors named in the attached Proxy Statement.

2.	To conduct a non-binding advisory vote on our executive compensation.

3.	To conduct a non-binding advisory vote on how often stockholders will vote on our executive compensation.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 20, 2011 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

In the event the Unilever Transaction closes prior to February 24, 2011, we intend to cancel the annual meeting of stockholders.

Gary P. Schmidt Secretary

January 27, 2011

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on February 24, 2011.

The Proxy Statement for the annual meeting of stockholders to be held on February 24, 2011 and the Annual Report to Shareholders for the fiscal year ended September 30, 2010 are available at www.edocumentview.com/acv.

ALBERTO-CULVER COMPANY	PROXY STATEMENT

2525 Armitage Avenue	January 27, 2011
Melrose Park, Illinois 60160

SOLICITATION OF PROXIES

The Board of Directors of Alberto-Culver Company (“Board”) solicits your proxy for use at the annual meeting of stockholders to be held on February 24, 2011 and at any adjournment thereof.

On January 20, 2011, the record date for the meeting, Alberto-Culver had 102,744,748 shares of Common Stock outstanding. This Proxy Statement and form of proxy are being mailed to stockholders on or about January 27, 2011.

Each holder of record at the close of business on the record date is entitled to one vote for each share of Common Stock then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting, by written notice to the Secretary of Alberto Culver or by delivery of a later-dated proxy.

The election of directors is decided by a plurality of the votes cast by holders of all shares entitled to vote in the election. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election of directors.

The non-binding advisory vote on our executive compensation requires the affirmative vote of a majority of the votes entitled to be cast by holders of Common Stock present in person or by proxy at the meeting. Abstentions will count as votes against the proposal and broker non-votes will have no effect on the outcome.

The non-binding advisory vote on how often stockholders will vote on our executive compensation requires a plurality of the votes cast for the three alternatives presented at the meeting. The frequency option that receives the most affirmative votes cast by holders of Common Stock present in person or by proxy at the meeting will be the one that will be deemed approved by the stockholders. Abstentions and broker non-votes will have no effect on the outcome.

EXPLANATORY NOTE

Prior to November 16, 2006, Alberto-Culver Company consisted of two businesses: Global Consumer Products and Beauty Supply Distribution. Pursuant to an Investment Agreement, on November 16, 2006, Alberto-Culver Company split the Global Consumer Products business and the Beauty Supply Distribution business into two separate publicly traded companies. The company known as Alberto-Culver Company prior to November 16, 2006, became a wholly-owned subsidiary of the ultimate parent company of the new Global Consumer Products business and changed its name to Alberto-Culver LLC. We refer to the company formerly known as Alberto-Culver Company and now named Alberto-Culver LLC as “Old Alberto.” On November 16, 2006, the ultimate parent of the Global Consumer Products business changed its name to Alberto-Culver Company. We refer to the split of the Global Consumer Products and Beauty Supply Distribution businesses as the “Separation.”

Unless otherwise expressly provided, when describing employment history, compensation, expenses and other matters in this Proxy Statement, we have treated Alberto-Culver Company as the successor to Old Alberto. When used in this Proxy Statement, the terms “we,” “us,” “our,” “Company” and “Alberto Culver” refer to (i) Alberto-Culver Company, the ultimate parent of the Global Consumer Products business, since November 16, 2006, and (ii) Old Alberto before November 16, 2006.

On September 27, 2010, Alberto Culver entered into a definitive agreement (as amended on November 29, 2010, the “Merger Agreement”) with Unilever N.V., Unilever PLC and other related companies, (collectively, “Unilever”) pursuant to which Unilever will acquire all of the outstanding shares of our Common Stock in exchange for $37.50 per share in cash (the “Unilever Transaction”). On December 17, 2010, the shareholders of Alberto Culver approved the Unilever Transaction. The transaction is subject to governmental and regulatory approvals and other closing conditions. As a result, it is difficult to predict with certainty whether or when the transaction will close.

ELECTION OF DIRECTORS

Unless otherwise instructed, proxies will be voted for the election as directors of the three persons listed as nominees for a term of three years. All of the nominees are currently serving as directors. Should any of the nominees become unable to accept nomination or election (which we do not expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the Board may leave the seat vacant and fill such vacancy at a later date.

The biographies of each director contain the following information:

•	Service on Alberto Culver’s Board;

•	Business experience;

•	Director positions at public companies held at any time during the last five years; and

•	Experiences, qualifications, attributes or skills that led to the conclusion by the Nominating/Governance Committee and the Board that the person should serve as a director.

Nominees for Terms Expiring at the Annual Meeting in 2014 (Class I)

Thomas A. Dattilo, age 59, has served as a director of Alberto Culver since December 2006 and as a consultant to various private investment firms. He served as Senior Advisor for Cerberus Operations and Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm, from June 2007 to June 2009. He served as Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture, and sale of passenger and truck tires, from 2000 to August 2006. Mr. Dattilo is currently a director of Harris Corporation. He has strong skills in finance, strategic planning, corporate governance and accounting, an extensive executive background, considerable recent experience on public company boards, and a law degree.

Governor Jim Edgar, age 64, has served as a director of Alberto Culver since 2002 and as a Distinguished Fellow at the University of Illinois’ Institute of Government and Public Affairs where he is a teacher and lecturer since 1999. He served as the Governor of Illinois from 1991 through 1999. Governor Edgar is currently a director of Horizon Group Properties, Inc. and John B. Sanfilippo & Son, Inc. During the past five years he also served as a director of Kemper Insurance Company, DWS Scudder (Chicago Board) and Youbet.com, Inc. He has strong skills in government, public policy, and executive compensation, an extensive executive background, and considerable recent experience on public company boards.

Sam J. Susser, age 71, has served as a director of Alberto Culver since 2001. Previously, he was Chairman and Chief Executive Officer of Plexus Financial Services, a holding company, from 1987 through 1991. Mr. Susser is currently a director of Susser Holdings Corporation. He has strong skills in finance, strategic planning and accounting and an extensive executive background.

The Board recommends that the stockholders vote FOR the election of each of these nominees for director.

Directors Whose Terms Expire at the Annual Meeting in 2012 (Class II)

Carol L. Bernick, age 58, has been Executive Chairman of Alberto Culver since 2004 and has served as a director of the Company since 1984. She served as President of Alberto Culver USA, Inc., a wholly-owned subsidiary of Alberto Culver, from 1994 to 2004; as Vice Chairman of the Company from 1998 to 2004; as President of Alberto Culver Consumer Products Worldwide, a division of Alberto Culver, from 2002 to 2004; and as Assistant Secretary of the Company from 1990 to 2004. Ms. Bernick is the daughter of Leonard H. Lavin. She has extensive experience in the consumer products industry and strong sales, marketing, brand building, executive, and strategic planning skills.

George L. Fotiades, age 57, has served as a director of Alberto Culver since December 2006 and as Chairman, healthcare practice of Diamond Castle Holdings, a private equity investment firm, since April 2007. From June 2007 to February 2010, he served as Chairman of Catalent Pharma Solutions, Inc., a leading provider of advanced drug delivery and packaging technology to the global pharmaceutical and biotechnology industry. From February 2004 to May 2006, he served as President and Chief Operating Officer of Cardinal Health, Inc., a provider of products and services supporting the healthcare industry. Prior to that, he was President and Chief Executive Officer of Life Sciences Products and Services, a unit of Cardinal Health, Inc., from 2002 to 2004. Mr. Fotiades is currently a director of ProLogis and Cantel Medical Corp. He has strong skills in finance, strategic planning, executive compensation, and accounting, an extensive executive background, and considerable recent experience on public company boards.

King Harris, age 67, has served as a director of Alberto Culver since 2002 and as Chairman of Harris Holdings, Inc., a private investment firm, since 2000. Mr. Harris is non-executive

Chairman of the Board of AptarGroup, Inc. He has strong skills in finance, strategic planning and accounting and an extensive executive background.

V. James Marino, age 60, has been a director and President and Chief Executive Officer of Alberto Culver since November 2006. Mr. Marino served as President of Alberto Culver Consumer Products Worldwide from 2004 to November 2006. From 2002 to 2004, Mr. Marino served as President of Alberto Personal Care Worldwide, a division of Alberto Culver. Mr. Marino is also a director of Phillips-Van Heusen Corporation. He has extensive experience in the consumer products industry and strong sales, marketing, brand building, executive, and strategic planning skills.

Directors Whose Terms Expire at the Annual Meeting in 2013 (Class III)

James G. Brocksmith, Jr., age 69, has served as a director of Alberto Culver since 2002 and as an independent business consultant for more than the past five years. From 1990 to 1996, Mr. Brocksmith was Deputy Chairman and Chief Operating Officer for the U.S. Operations of KPMG Peat Marwick LLP, a predecessor of KPMG LLP. Mr. Brocksmith is currently a director of AAR Corp. and Sempra Energy. During the past five years he also served as a director of Nationwide Financial Services, Inc. He has strong skills in accounting, finance and internal controls and considerable recent experience on public company boards.

Leonard H. Lavin, age 91, the founder of Alberto Culver, has been Chairman Emeritus of Alberto Culver since 2004. He has served as a director since 1955 and Chairman of the Company from 1955 to 2004. Mr. Lavin is the father of Carol L. Bernick. He has extensive experience in the consumer products industry and strong sales, marketing, brand building, executive and strategic planning skills.

Robert H. Rock, D.B.A., age 60, has served as a director of Alberto Culver since 1995 and as President of MLR Holdings, LLC, a private investment firm with holdings in publishing and information businesses, for more than the past five years. Mr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. Mr. Rock is currently a director of Quaker Chemical Corporation and Penn Mutual Life Insurance Company. During the past five years he also served as a director of Advanta Corp. He has strong skills in corporate governance and executive compensation, considerable recent experience on public company boards, and a doctorate in business administration.

Retirement Policy

No person shall be eligible for nomination as a director of the Company on or after attaining the age of 73, provided this does not apply to any director who was first elected prior to 1995.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below contains information as of January 10, 2011, except as otherwise indicated, concerning the number of shares of Common Stock beneficially owned by each director, each person named in the Summary Compensation Table (“named executive officers”), each person who is known to own 5% or more of our outstanding shares of Common Stock and by all directors and executive officers as a group. Except as specified below, the business address of each of the persons listed is the Company’s headquarters, 2525 Armitage Avenue, Melrose Park, Illinois 60160.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class
Carol L. Bernick	9,261,663	(2)	9.01%
James G. Brocksmith, Jr.	69,926	(3)	(4)
Thomas A. Dattilo	33,273	(5)	(4)
Jim Edgar	80,604	(6)	(4)
George L. Fotiades	35,111	(7)	(4)
King Harris	17,225	(8)	(4)
Leonard H. Lavin	5,107,479	(9)	4.97%
V. James Marino	369,719	(10)	(4)
Robert H. Rock	63,727	(11)	(4)
Sam J. Susser	64,630	(12)	(4)
Gina Boswell	62,795	(13)	(4)
Kenneth C. Keller, Jr.	25,745	(14)	(4)
Ralph J. Nicoletti	60,704	(15)	(4)
Unilever USA	13,228,681	(16)	12.88%
All Directors and Executive Officers as a Group (16 persons, including the above)	15,399,623	(17)	14.94%

(1)	Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each person disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation). Shares are not pledged unless otherwise indicated. Shares held in the Alberto Culver 401(k) and Profit Sharing Plan (the “401(k) Plan”) represent equivalent shares. The number of equivalent shares is calculated by taking the dollar value of the Alberto Culver Common Stock Fund and dividing that amount by the closing Common Stock price on January 10, 2011. The Alberto Culver Common Stock Fund consists of between 97% and 99% of Common Stock with the remainder in an interest bearing cash investment. Company policy prohibits directors, officers and employees from trading in options or other derivatives (including hedging) based upon securities of the Company.
(2)

Includes 2,600 shares of restricted stock that have not vested. Also includes 1,357,331 shares held as trustee of a trust for the benefit of Ms. Bernick’s sister; 609,859 shares held as co-trustee of a trust for the benefit of herself and her children; 2,293,872 shares held as trustee or co-trustee of trusts for the benefit of Ms. Bernick; 320,040 shares held as trustee of trusts for the benefit of certain of Ms. Bernick’s relatives; 4,386 shares held as general partner of a partnership (the “Partnership”), in her capacity as trustee of a trust for her benefit, for which she shares voting power with Mr. Lavin and has sole investment power; 2,663,732 shares held as a limited partner in the Partnership in her capacity as co-trustee of a trust for the benefit of herself and her children, for which she shares voting power with Mr. Lavin and has sole investment power; 13,444 shares held as a participant in the 401(k) Plan; 139,100 shares held by the Carol Lavin Bernick Family Foundation of which Ms. Bernick is a director and the President and shares voting and investment power with her children; and 388,406 shares pursuant to a delegation to Ms. Bernick by the trustee of a trust for the benefit of her children. Does not include 3,094,412 shares held as limited partner of the Partnership, in her capacity as co-trustee of trusts with Mr. Lavin for his benefit, for which she shares voting power with Mr. Lavin and has sole investment power; 1,000,000 shares held as co-trustee of several trusts for the benefit of Mr. Lavin; and 1,013,067 shares owned by the Lavin Family Foundation of which Ms. Bernick is a director and an officer. Pursuant to a stockholder agreement with Unilever (the “Stockholder Agreement”), Ms. Bernick may be deemed to share voting power with respect to 9,106,519 of the shares shown as beneficially owned by her, as described in note 16 below.

(3)	Includes 61,826 shares subject to stock options exercisable currently or within 60 days and 7,400 shares of restricted stock that have not vested.
(4)	Less than 1.0% of the outstanding shares.
(5)	Includes 14,800 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 9,373 Common Stock units held in the Deferred Compensation Plan for Non-Employee Directors (“Units”). Each Unit is economically equivalent to one share of Common Stock.
(6)	Includes 61,826 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 10,678 Units.
(7)	Includes 14,800 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 12,211 Units.
(8)	Includes 1,625 shares subject to stock options exercisable currently or within 60 days and 7,400 shares of restricted stock that have not vested.
(9)

Includes 1,013,067 shares held by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power with Ms. Bernick; 3,094,412 shares held as limited partner in the Partnership in his capacity as co-trustee of trusts with Ms. Bernick for the benefit of Mr. Lavin, for which Mr. Lavin shares voting power with Ms. Bernick and has no investment power; and 1,000,000 shares held as co-trustee of several trusts with Ms. Bernick for his benefit, for which Mr. Lavin shares voting and investment power with Ms. Bernick. Does not include 4,386 shares held as general partner and 2,663,732 shares held as limited partner of the Partnership. In addition, does not include shares reported as owned by Ms. Bernick. Pursuant to the Stockholder Agreement, Mr. Lavin may be deemed to share voting power with respect to 4,094,412 of the shares shown as beneficially owned by him, as described in note 16 below.
(10)	Includes 40,275 shares of restricted stock that have not vested, and 900 shares held jointly with Mr. Marino’s wife.
(11)	Includes 52,605 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 1,050 shares held jointly with Mr. Rock’s wife.
(12)	Includes 52,605 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 3,925 Units.
(13)	Includes 30,875 shares subject to stock options exercisable currently or within 60 days and 23,325 shares of restricted stock that have not vested.
(14)	Includes 16,875 shares of restricted stock that have not vested.
(15)	Includes 17,175 shares subject to stock options exercisable currently or within 60 days, 27,525 shares of restricted stock that have not vested, and 13,429 shares held jointly with Mr. Nicoletti’s wife.
(16)	Includes 13,228,681 shares subject to the Stockholder Agreement, for which Unilever USA may be deemed to share voting power with Ms. Bernick, Mr. Lavin, or other Lavin family stockholders as the result of the Stockholder Agreement, but for which Unilever USA has no investment power. As the corporate parents of Unilever USA, each of Unilever N.V. and Unilever PLC may also be deemed to be indirect beneficial owners of the 13,228,861 shares. 13,200,931 shares of the 13,228,681 shares are also shown as beneficially owned by either Ms. Bernick or Mr. Lavin. 27,750 shares of the 13,228,681 shares are held by a trust for the benefit of Ms. Bernick’s children and are not deemed to be beneficially owned by either Ms. Bernick or Mr. Lavin. The mailing address of Unilever USA is 800 Sylvan Avenue, Englewood Cliffs, NJ 07632.
(17)	Includes 342,887 shares subject to stock options exercisable currently or within 60 days, 27,327 shares held as participants in the 401(k) Plan, and 36,187 Units. Such persons have shared voting and investment power as to 7,955,028 shares (without regard to the Stockholder Agreement) and shared investment power as to 2,192,498 shares. In addition, includes 184,925 shares of restricted stock that have not vested. Holders of restricted stock have sole voting rights but no dispositive rights with respect to those shares that have not vested.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held twenty-one meetings during fiscal year 2010. No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees and subcommittees on which he or she served during the fiscal year. Board members are expected to attend the annual meeting of stockholders. At the last annual meeting, all directors attended. There are four standing committees of the Board and one standing subcommittee of the Audit Committee.

The Audit Committee, which is composed of James G. Brocksmith, Jr., Chairman, Thomas A. Dattilo, King Harris, and Sam J. Susser, all of whom are independent for purposes of the New York Stock Exchange’s listing standards and the Securities Exchange Act of 1934, held nine meetings during fiscal year 2010. The Board has determined that Messrs. Brocksmith, Dattilo and Susser qualify as Audit Committee Financial Experts, as such term is defined by the Securities and Exchange Commission. The Audit Committee assists the Board in fulfilling its oversight responsibilities for (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditors. The Board has adopted a written charter for the Audit Committee, a current copy of which is available on our website at www.alberto.com.

The Regulatory and Safety Subcommittee of the Audit Committee which is composed of King Harris, Chairman, and Sam J. Susser, held four meetings during fiscal year 2010. The Regulatory and Safety Subcommittee oversees compliance with health and safety laws and regulations. The Board has adopted a written charter for the Regulatory and Safety Subcommittee, a current copy of which is available on our website at www.alberto.com.

The Executive Committee, which is composed of Carol L. Bernick, Chairman, King Harris, Leonard H. Lavin, V. James Marino, and Sam J. Susser, held no meetings during fiscal year 2010. The Executive Committee has many of the powers of the Board and can act when the Board is not in session.

The Compensation and Leadership Development Committee (“Compensation Committee”), which is composed of George L. Fotiades, Chairman, James G. Brocksmith, Jr., Thomas A. Dattilo, Jim Edgar, and Robert H. Rock, all of whom are independent for purposes of the New York Stock Exchange listing standards, held six meetings during fiscal year 2010. The Compensation Committee, among other things, (i) reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives, (ii) determines and approves the Chief Executive Officer’s compensation level based on this evaluation, (iii) approves compensation of other executive officers, (iv) reviews and recommends to the Board equity based incentive compensation plans in which executive officers participate, (v) prepares the report required to be included in our annual proxy statement, (vi) reviews matters relating to management development and succession planning for our executive officers, and (vii) reviews risks arising from Alberto Culver’s compensation policies and practices for its employees as they relate to risk management. The Board has adopted a written charter for the Compensation Committee, a current copy of which is available on our website at www.alberto.com.

The Nominating/Governance Committee, which is composed of Thomas A. Dattilo, Chairman, Jim Edgar, George L. Fotiades, and Robert H. Rock, all of whom are independent for purposes of the New York Stock Exchange’s listing standards, held four meetings during fiscal year 2010. The function of the Nominating/Governance Committee is to, among other things, (i) identify and recommend to the Board, individuals qualified to be directors of Alberto Culver, consistent with criteria approved by the Board, for either appointment to the Board or to stand for election at a meeting of stockholders, (ii) develop and recommend to the Board corporate governance guidelines for Alberto Culver, (iii) oversee the evaluation of the Board and management, and (iv) review the leadership structure of the Board, including its relationship to risk oversight. The Board has adopted a written charter for the Nominating/Governance Committee, a current copy of which is available on our website at www.alberto.com.

NOMINATIONS OF DIRECTORS

The Nominating/Governance Committee identifies individuals the committee believes are qualified to become Board members. The committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board, management, stockholders and, if deemed appropriate, professional search firms. The committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of the New York Stock Exchange. In addition, the committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate’s judgment, skills, integrity, and business and other experience.

All directors standing for election at the 2011 annual meeting have previously been elected by Alberto Culver’s shareholders.

In order to be recommended by the Nominating/Governance Committee, the candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all shareholders, and be able and willing to devote the required amount of time to Alberto Culver’s affairs, including attendance at Board meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board, as described under “Director Independence” below.

The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards, and skill sets which add to the value of Alberto Culver’s businesses.

While Alberto Culver does not have a formal policy on diversity, the Board and the Nominating/Governance Committee believe that it is important that directors represent diverse viewpoints, backgrounds, education and professional experience. The Board and the Nominating/Governance Committee believe that the following skills are desirable:

•	Sales and Marketing

•	Brand Building

•	Accounting

•	Finance

•	Internal Controls

•	Strategic Planning

•	Executive

•	Government and Public Policy

•	Executive Compensation

•	Corporate Governance

In addition, the following backgrounds, education, and professional experiences are desirable:

•	Relevant industries

•	Leadership of large, complex organizations

•	Major accounting firms

•	Advanced degrees, especially in the areas of business and law

•	Public company boards

•	International

Stockholders may submit recommendations for nominations of candidates for election to the Board. The Nominating/Governance Committee will consider director candidates recommended by stockholders. To make a recommendation, a shareholder must send the recommendation to the Company’s Secretary at our headquarters in Melrose Park, Illinois. The recommendation must be received between May 1 and July 1 immediately preceding the annual meeting and must include (i) the name and address of the stockholder making the recommendation along with evidence of his or her ownership of Common Stock, including the number of shares and period of ownership, (ii) the name, age, business and residence address of the director candidate and a listing of the candidate’s qualifications, including education and principal occupation or employment, (iii) the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement, and (iv) a brief explanation of why the shareholder feels the candidate is suitable for consideration. The Nominating/Governance Committee will evaluate shareholder-recommended director candidates in the same manner as it evaluates director candidates identified by other approved means.

Nominations of directors by stockholders at the annual meeting are subject to the notice requirements described under “Other Business” below.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board has a process for interested parties to send communications directly to the Board. In order to do so, interested parties can mail any communications directly to the attention of the Presiding Director with a copy to the Corporate Secretary at our headquarters in Melrose Park, Illinois. The Presiding Director shall determine what, if any, actions need be taken with respect to each communication including discussing such matters with only the non-management directors, a specific committee or the full Board. The Presiding Director will be Mr. Brocksmith at the time of the annual meeting. A new Presiding Director is appointed automatically at the beginning of each quarter in alphabetical order among all non-management directors, and such person acts as chairman during Board meetings in which the Executive Chairman is not present and during executive sessions of the Board.

GOVERNANCE

We have adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and Corporate Controller. We will provide copies of such code of ethics to any person, without charge, upon written request to the Secretary of Alberto Culver at our headquarters in Melrose Park, Illinois.

We have adopted (a) Governance Guidelines, (b) a Code of Business Conduct and Ethics that apply to directors, officers and employees, and (c) Charters for the Audit, Compensation, and Nominating/Governance Committees and the Regulatory and Safety Subcommittee. Copies of these documents are available on our website at www.alberto.com and are available in print to any person, without charge, upon written request to the Secretary of Alberto Culver at our headquarters in Melrose Park, Illinois. In addition, the Board adopted categorical independence standards for its Board members. A copy of these standards is available on our website at www.alberto.com and is set forth below.

Related party transactions that require disclosure in the Company’s proxy statement under applicable Securities and Exchange Commission rules must be approved by the Audit Committee. Any member of the Audit Committee who has an interest in the related party transaction shall recuse himself or herself from this approval process. In considering the transaction, the Audit Committee will consider the following factors: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related party transaction; (iii) the potential for the transaction to lead to an actual or apparent conflict of interest; (iv) the overall fairness of the transaction to the Company; and (v) any other factor the Audit Committee, in its sole discretion, considers relevant to this inquiry. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

In order to implement this policy, the following procedures shall be followed:

•	The Related Party (as defined below) shall bring the transaction to the attention of the Compliance Officer, Chairman of the Audit Committee or the Chairman of the Nominating/Governance Committee;

•

The Chairman of the Audit Committee and the Chairman of the Nominating/Governance Committee shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Compliance Officer) whether the matter should be considered by the Audit Committee; and

•	The transaction must be submitted for review in advance whenever practicable, and if not practicable, must be reviewed as promptly as reasonably practicable.

Generally, a related party transaction is a transaction (i) in which the Company or any subsidiary is a participant, (ii) that involves a director, executive officer, nominee for director, holder of 5% or more of the voting securities of the Company or any of their respective immediate family members (“Related Party”) and (iii) where the Related Party has a direct or indirect material interest in the transaction. A transaction involving less than $120,000 or in which the Related Party is merely a director, limited partner and/or less than 10% owner of the entity engaging in a transaction with the Company is not covered by this policy and does not require Audit Committee approval. An immediate family member means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the same household.

DIRECTOR INDEPENDENCE

It is Alberto Culver’s policy that a majority of directors meet the criteria for independence established by the New York Stock Exchange. To assist in making the determination of independence, the Board adopted the following categorical independence standards, which state a director will be independent unless:

The director is, or has been within the last three years, an employee of Alberto Culver, or an immediate family member is, or has been within the last three years, an executive officer of Alberto Culver.

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Alberto Culver, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(A) The director is a current partner or employee of a firm that is Alberto Culver’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who personally works on Alberto Culver’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Alberto Culver’s present executive officers at the same time serves or served on that company’s compensation committee.

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payment to, or received payments from, Alberto Culver for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues.

The director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that is indebted to Alberto Culver, or to which Alberto Culver is indebted, in an amount that exceeds the greater of $1.0 million or 2% of the total consolidated gross revenue of either Alberto Culver or such other company is not independent until three years after falling below such threshold.

The Board has affirmatively determined that Messrs. Brocksmith, Dattilo, Edgar, Fotiades, Harris, Rock, and Susser are independent, in accordance with these categorical standards, since none of these directors has any material relationships with the Company. Of these independent directors, only Messrs. Fotiades and Harris have relationships that were considered by the Board in arriving at their conclusion. Mr. Harris is a non-executive chairman of the board of directors and owns less than 1% of the common stock of AptarGroup, Inc. Over the last three fiscal years, Alberto Culver has purchased products from AptarGroup in the ordinary course of business in arms-length transactions consisting of dispensing closures and systems. The amount of these purchases accounted for less than 1% of either company’s gross revenues during each of the last three fiscal years. Because Mr. Harris is not an executive officer of AptarGroup and the amount of these purchases as a percentage of gross revenues was small, the Board considered this relationship to be immaterial. Mr. Fotiades is a director and owns less than 1% of the equity of ProLogis. Over the last three fiscal years, Alberto Culver has made payments to ProLogis in the ordinary course of business in arms-length transactions. ProLogis is the landlord of our Atlanta warehouse and virtually all of these payments arise from this relationship. The amount of these payments accounted for less than 1% of either company’s gross revenues during each of the last three fiscal years. Because Mr. Fotiades is not an executive officer of ProLogis and the amount of these payments as a percentage of gross revenues was small, the Board considered this relationship to be immaterial.

BOARD LEADERSHIP STRUCTURE

Alberto Culver has currently separated the role of Chief Executive Officer and Executive Chairman. The Board believes that it is important to maintain flexibility in leadership structure. The current structure frees our Chief Executive Officer to concentrate on strategy, organizational and leadership development as well as day-to-day operations of the business, taking into account the policies and directions of the Board. Our Executive Chairman manages the Board, serves as the primary liaison between the Board and management and concentrates on the long-term strategy and prospects of the Company. The Board has also appointed a Presiding Director among the non-management directors. The Presiding Director’s responsibilities include presiding at executive sessions of our non-management directors and at all meetings in which the Executive Chairman is not present, and addressing communications sent to the Board by interested parties. A new Presiding Director is appointed automatically at the beginning of each quarter on a rotating basis among all non-management directors. The non-management members of the Board, Audit Committee, Compensation Committee, and Nominating/Governance Committee regularly meet in executive session without management present.

BOARD’S ROLE IN RISK OVERSIGHT

The Board has an active role, as a whole and through its committees, in overseeing the management of material risks associated with Alberto Culver and its operations. These include strategic, financial, legal, regulatory and operational risks. Each standing committee of the Board is charged with overseeing the risks within each committee’s purview. The Audit Committee, together with its Regulatory and Safety Subcommittee, is responsible for overseeing the risks related to accounting, financial reporting and regulatory matters. The Compensation Committee is responsible for overseeing the risks relating to our compensation policies and practices and succession planning. The Nominating/Governance Committee is responsible for overseeing the risks related to corporate governance and board composition and function. The Board and these committees consult with management and the legal department in assessing and overseeing the management of these risks. When appropriate, each committee reports on their risk-related matters to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis is intended to provide to our investors (i) material information about our compensation policies and objectives for our named executive officers and (ii) a context for the tabular disclosures and related narrative disclosures which follow.

Compensation Committee

The Compensation Committee oversees and administers our executive compensation program and establishes, implements and monitors our executive compensation philosophy. The Compensation Committee is comprised entirely of “independent directors” determined in accordance with New York Stock Exchange listing standards, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”) and “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934.

In carrying out its responsibilities with respect to the executive compensation program, the Compensation Committee has retained the independent firm of Aon Hewitt, formerly Hewitt Associates prior to the merger of Aon and Hewitt Associates in September 2010. Aon Hewitt advises the Compensation Committee on all of the principal components of executive compensation, as described below, and generally attends meetings of the Compensation Committee when executive compensation is on the agenda. Aon Hewitt also advises Alberto Culver on compensation matters relating to employees who are not executives. Aon Hewitt is engaged by the Compensation Committee and works under its direction and oversight. The Compensation Committee is responsible for determining and approving their scope of work, fees and expenses.

The Compensation Committee on occasion meets with the President and Chief Executive Officer, V. James Marino, and other officers, including the Executive Chairman, Carol L. Bernick, the Executive Vice President and Chief Financial Officer, Ralph J. Nicoletti, the Senior Vice President, General Counsel and Secretary, Gary P. Schmidt, and the Senior Vice President, Global Human Resources, Mary Oleksiuk, to obtain recommendations with respect to compensation programs and practices for executives, other employees and directors. The Compensation Committee considers management’s recommendations with respect to executive compensation, but makes its decisions about the compensation of the named executive officers outside the presence of the affected officer. The Compensation Committee also typically seeks input from Aon Hewitt prior to making any final determinations.

Compensation Philosophy and Objectives

Our ability to hire, motivate and retain executives with the requisite skills and expertise to develop, expand and execute business opportunities is essential to our success and the success of our shareholders.

Alberto Culver’s objectives for our executive officer compensation program are:

•	To attract, motivate and retain executive officers through both short-term and long-term incentives that reward individual and Alberto Culver performance.

•

To link the interests of executive officers closely with those of our stockholders by emphasizing equity based compensation and structuring compensation contingent on measures intended to reward performance we believe creates shareholder value.

•	To reward continuity of service.

•	To increase the personal stakes of the executive officers in our continued success and growth by setting Common Stock ownership guidelines.

These objectives guide the Compensation Committee in assessing the proper allocation between cash and equity compensation and long-term and short-term compensation. Other considerations include our business objectives, competitive practices and trends, and sound corporate governance practices. Our compensation practices are also subject to certain restrictions contained in the Merger Agreement with Unilever.

Components of Compensation

In order to achieve these objectives, compensation of the named executive officers for the last fiscal year was comprised principally of four components: base salary, annual bonus, equity and other long-term incentive compensation which includes stock options, restricted stock and 2006 Shareholder Value Incentive Plan (the “SVIP”) performance units, and retirement compensation.

The Compensation Committee has selected these components because each is considered useful and necessary to meet our compensation objectives. For example, base salary and the annual bonus levels are designed to achieve the objective of attracting, motivating and retaining executive officers and rewarding them for their day-to-day performance and achieving specific business results. Equity and long-term incentive compensation are designed to link the interests of executive officers with those of our shareholders, reward long-term performance, and retain executive officers. The Compensation Committee believes that these components provide an optimal mix of cash and equity compensation and long and short-term compensation in order to achieve the objectives discussed above. In addition, these components give the Compensation Committee flexibility to calibrate and refine the mix of cash and equity compensation and long and short-term compensation to respond to the performance of Alberto Culver, market conditions, and individual performance.

Periodically, the Compensation Committee undertakes a total compensation review for each of the named executive officers. In addition to reviewing the four principal compensation components, the Compensation Committee reviews payments that would be required under various severance and change-in-control scenarios.

Peer Group

The Compensation Committee benchmarks compensation every other year by comparing Alberto Culver’s compensation to a peer group of companies in the packaged goods industry. The most recent peer group was created in the summer of 2007 and includes the following companies:

Avon Products, Inc.	Kao America Inc.
Bausch & Lomb Incorporated	Kellogg Company
Campbell Soup Company	Kimberly-Clark Corporation
Church & Dwight Co., Inc.	Kraft Foods Inc.
The Clorox Company	L’Oreal USA, Inc.
The Coca-Cola Company	Molson Coors Brewing Company
Colgate-Palmolive Company	McCormick & Company, Inc.
ConAgra Foods, Inc.	Newell Rubbermaid Inc.
Del Monte Foods Company	Pactiv Corporation
Energizer Holdings, Inc.	PepsiCo, Inc.
Fortune Brands, Inc.	Revlon, Inc.
General Mills, Inc.	S.C. Johnson Consumer Products
H. J. Heinz Company	Sara Lee Corporation
Henkel of America, Inc.	The Scotts Miracle Gro Company
The Hershey Company	Tupperware Corporation
Jarden Corporation	Unilever United States, Inc.

Recognizing that the sizes of the companies in our peer group were not the same as Alberto Culver, an analysis was conducted by Aon Hewitt under the direction of the Compensation Committee to size adjust the data to that of the Company or business unit as appropriate, though non-size adjusted data was also considered. The Compensation Committee considered the alignment of pay from fiscal year 2009 as well as general industry data for fiscal year 2009 in making determinations on compensation changes in fiscal year 2010. Other than general industry data, the Compensation Committee did not consider compensation related information from any individual company outside the peer group listed above. In addition, the Compensation Committee does not target compensation to any particular percentile of our peer group.

A new peer group consisting of the following companies was approved by the Compensation Committee in the summer of 2010 for use starting in fiscal year 2011. This peer group is comprised of companies in industries similar to Alberto Culver and revenues within an appropriate range of our revenues and contains ten of the former peer companies and three newly added companies.

Church & Dwight Co., Inc.	The Estee Lauder Companies Inc.
The Clorox Company	Herbalife LTD
Jarden Corporation	The Hershey Company
Elizabeth Arden, Inc.	McCormick & Company, Inc.
Energizer Holdings, Inc.	Pactiv Corporation
Revlon, Inc.	The Scotts Miracle Gro Company
Tupperware Corporation

In addition, the Compensation Committee approved for use starting in fiscal year 2011 a secondary peer group prepared by Aon Hewitt of aspirational peer companies for the Compensation Committee to review overall compensation design, but not for comparing compensation. The aspirational peer group is comprised of companies from the same GICS Consumer Staples Group; the existing Alberto Culver peer group; or direct industry and talent competitors and in each case are at or above the 75th percentile in performance in any of one of the following metrics:

•	Sales Growth

•	Pre Tax Income Growth

•	Return on Invested Capital

•	Total Shareholder Return

The aspirational peer group is composed of the following companies:

Avon Products, Inc.	The Hain Celestial Group, Inc.
Campbell Soup Company	The J.M. Smucker Company
Church & Dwight Co., Inc.	Kellogg Company
The Coca-Cola Company	PepsiCo, Inc.
Colgate-Palmolive Co.	Ralcorp Holdings Inc.
Corn Products International Inc.	TreeHouse Foods Inc.
Energizer Holdings, Inc.	Tupperware Corporation
The Estee Lauder Companies Inc.

The Compensation Committee will use the aspirational peer group to observe directionally what other high performing companies use in terms of incentive structures to incent, motivate and retain their executive officers.

Base Salary and Annual Bonus

In order to attract, retain and motivate executive officers, Alberto Culver allocates a significant portion of executive compensation to base salary and annual bonus. Base salaries of named executive officers are reviewed annually by the Compensation Committee and adjusted at the discretion of the Compensation Committee. The effective date of salary increases is typically January 1st of each year. The factors used in determining a named executive officer’s base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer’s principal business unit or functional unit, if any, studies of positions at peer group companies, market pressures to attract and retain talent, Alberto Culver’s performance, and the recommendations of senior management. The Compensation Committee exercises its judgment in making a determination of the impact which each of these factors has on setting the named executive officers’ salaries.

Due to the very difficult conditions facing the world economy, the Compensation Committee decided to freeze the base salaries of the named executive officers at fiscal 2009 levels and consequently did not award any of those officers salary increases as of January 1, 2010. Since salary increases throughout the Company were smaller in fiscal year 2010 than in previous years, the

Compensation Committee also wanted to signal to all employees that the most highly compensated employees were contributing to the Company’s cost saving initiatives. The following table reflects the salaries of each of the named executive officers effective January 1, 2009 and January 1, 2010:

Base Salary

Name	January 1, 2010	January 1, 2009
V. James Marino	950,000	950,000
Carol L. Bernick	680,000	680,000
Ralph J. Nicoletti	490,000	490,000
Gina Boswell	520,000	520,000
Kenneth C. Keller, Jr.	500,000	500,000

In accordance with the Merger Agreement with Unilever, no increases in base salary have been made to our named executive officers in fiscal year 2011.

Annual bonuses for named executive officers are awarded pursuant to the Management Incentive Plan (the “MIP”). The MIP is designed to strongly link incentive awards to measurable performance and provide higher rewards for exceptional performance. The MIP is structured to achieve the objectives of attracting, motivating and retaining executives and to link the interest of our executives to the shareholders by structuring performance targets to those targets we believe create shareholder value.

For fiscal year 2010, named executive officers’ bonus award opportunities were allocated between the following two criteria: (i) sales growth of Alberto Culver and (ii) operating earnings growth of Alberto Culver. For purposes of the MIP, operating earnings means pre-tax earnings before non-recurring and other unusual items reported separately on our income statement. The Compensation Committee may modify the above criteria during the fiscal year as deemed appropriate, but may not modify these criteria for the named executive officers, other than the Chief Financial Officer, so as to increase the award payable to such persons. The Compensation Committee did not modify these criteria for the named executive officers during fiscal year 2010. The Compensation Committee did not establish a bonus award opportunity for the Executive Chairman in fiscal year 2010 in keeping with her strategic focus on the long-term prospects of the Company.

Actual bonus awards can range from 0% to 200% of base salary depending on the level of performance achieved with a maximum of 100% awarded from sales growth and a maximum of 100% awarded from operating earnings growth for fiscal year 2010. If sales growth is greater than or equal to 5%, the separate 100% of salary caps on the sales and operating earnings bonus opportunities are removed, subject to the overall cap of 200% of salary. As sales growth for Alberto Culver was not greater than or equal to 5% in fiscal year 2010, the separate 100% salary caps on sales and operating earnings bonus opportunities remained in effect. The Compensation Committee may decrease an individual award by up to 70% of such officer’s base salary based upon such factors and circumstances as the Compensation Committee deems appropriate. The Compensation Committee set the following bonus award opportunities for the named executive officers for fiscal year 2010:

Fiscal Year 2010 Bonus Award Opportunities

Marino

Sales Growth	Payout for each 1% Growth as a Percentage of Salary	Operating Earnings Growth	Payout for each 1% Growth as a Percentage of Salary
0% - 3%	4% for each 1% of sales growth	0% - 4%	4% for each 1% of operating earnings growth

3.01% - 5%	12% plus 8.5% for each 1% of sales growth over 3%	4.01% - 8%	16% plus 8.5% for each 1% of operating earnings growth over 4%

5.01% - 7%	29% plus 11% for each 1% of sales growth over 5%	8.01%+	50% plus 10% for each 1% of operating earnings growth over 8%

7.01+	51% plus 13% for each 1% sales growth over 7%	—	—

Fiscal Year 2010 Bonus Award Opportunities

Nicoletti/Boswell/Keller

Sales Growth	Payout for each 1% Growth as a Percentage of Salary	Operating Earnings Growth	Payout for each 1% Growth as a Percentage of Salary
0% - 3%	2.7% for each 1% of sales growth	0% - 4%	2.7% for each 1% percent of operating earnings growth

3.01% - 5%	8.1% plus 5.8% for each 1% of sales growth over 3%	4.01% - 8%	10.8% plus 5.8% for each 1% of operating earnings growth over 4%

5.01%-7%	19.7% plus 7.5% for each 1% of sales growth over 5%	8.01%+	34% plus 7% for each 1% of operating earnings growth over 8%

7.01%+	34.7% plus 8.9% for each 1% of sales growth over 7%	—	—

An additional 35% of salary will be paid to Messrs. Keller, Marino, and Nicoletti and Ms. Boswell if operating earnings equal or exceed $183 million (the approximate amount of operating earnings achieved in fiscal year 2009). Operating earnings of $183 million for fiscal year 2010 was by no means an easy goal to achieve in light of the economy and the difficult environment in the consumer packaged goods industry. However, if achieved, this target was designed to provide a pool of money equal to 35% of base salary for each named executive officer participating in the MIP to reward exceptional performance. As the MIP permits up to 70% of base salary in negative discretion for our named executive officers (increased from 35% during fiscal year 2010 to preserve the Compensation Committee’s negative discretion in cases where the 35% pool is created), negative discretion will be applied where exceptional performance was not achieved by any particular officer. Even if this target was not achieved, the Compensation Committee still has the authority to exercise negative discretion of up to 70% of base salary.

For purposes of determining the fiscal year 2010 bonus awards to the named executive officers, the Compensation Committee exercised negative discretion as described in the previous paragraph. The Compensation Committee exercised negative discretion to Messrs. Marino, Nicoletti and Keller of 35.0%, 18.5% and 26.4% of their base salaries, respectively, and to Ms. Boswell of 26.4% of her base salary. The named executive officers’ fiscal year 2010 annual incentive awards under the MIP are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation” and reflect operating earnings of $224,652,000, sales growth of 4.41% and operating earnings growth of 10.30%. These bonus awards amounted to 97.0% of Mr. Marino’s salary, 82.9% of Mr. Nicoletti’s salary and 75.0% of Ms. Boswell’s and Mr. Keller’s salaries. Participants in the MIP may elect to take all or a portion of their award in Common Stock valued at the closing price on the last trading day of the applicable fiscal year or to defer all or a portion of their award into the Executive Deferred Compensation Plan (“EDCP”). No named executive officer elected to defer or take Common Stock for any portion of their fiscal year 2010 award. On October 27, 2010, the Compensation Committee amended the MIP to eliminate the ability of participants to elect to take all or a portion of their bonus in Common Stock in accordance with the Merger Agreement with Unilever.

The Compensation Committee has set the bonus award opportunities for the named executive officers for fiscal year 2011. These opportunities have been allocated between sales and operating earnings growth of Alberto Culver.

Long-Term Incentive Compensation

The Company’s long-term incentive compensation program consists of grants of stock options under the Employee Stock Option Plan of 2006 (the “ACSOP”) and restricted stock under the 2006 Restricted Stock Plan (the “RSP”), each of which vest over a number of years, and performance units under the SVIP. Alberto Culver’s long-term incentive program is designed to retain qualified executives and align their interest closely with those of our stockholders. Stock options are specifically intended to encourage executives to grow the share price of the Company. Performance units are intended to encourage long-term decision-making and promote the long-term management of capital in addition to earnings growth. Restricted stock is focused primarily on alignment of interests with our shareholders and retention.

Non-qualified stock options were granted to the named executive officers on December 1, 2009, with an option exercise price equal to the average of the high and low trading prices of a share of Common Stock on the date of grant in accordance with the terms of the ACSOP. All such stock options vest in four equal annual installments beginning on November 30, 2010. The number of stock options granted was determined by the Compensation Committee based on the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer’s principal business unit, if any, studies of positions at peer group companies, market pressures to attract and retain talent, Alberto Culver’s performance, and recommendations of senior management. The Compensation Committee exercises its judgment in making a determination of the impact that each of these factors has on the number of stock options granted to each named executive officer.

The value of option grants for fiscal year 2010 was less than fiscal year 2009 due to the Compensation Committee’s decision to utilize more restricted stock in the overall mix of long-term equity compensation. The number of stock options granted to each of the named executive officers during fiscal year 2010 is set forth on the Grants of Plan-Based Awards Table. The Executive Chairman was granted restricted stock rather than stock options in fiscal year 2010 to more closely align her compensation to our non-employee directors who also receive restricted stock rather than stock options. The Executive Chairman’s grant was made on the same date and in the same amount as the grant to our non-employee directors. Because Ms. Bernick has met the definition for retirement her restricted stock cannot be forfeited.

Messrs. Marino, Keller and Nicoletti and Ms. Boswell were granted 24,300, 12,500, 10,300, and 12,500 shares of restricted stock, respectively, on December 1, 2009 which vest in four equal annual installments beginning on November 30, 2010. While these grants were made primarily for retention purposes, the amount of the grants reflects the Compensation Committee’s decision to utilize more restricted stock in the overall mix of long-term equity compensation. Ms. Bernick was granted 2,600 of restricted shares on January 28, 2010 which vest in four equal annual installments beginning on January 27, 2011. By design, the number of shares were granted at the same time and in the same amounts as those granted to our non-employee directors.

The policy of the Compensation Committee is to grant stock options and restricted stock with an effective date on or following action by the Compensation Committee. Generally, the effective date of stock option and restricted stock grants is the first day of the month immediately following the date of the Compensation Committee’s action. Absent unusual circumstances, starting in fiscal year 2010, the annual grant of options and restricted stock to all eligible employees (other than in the case of restricted stock granted to the Executive Chairman) will be effective on December 1st.

In accordance with the Merger Agreement with Unilever, no stock options or shares of restricted stock have been granted in fiscal year 2011.

Each named executive officer was also granted performance units pursuant to the SVIP. Each performance unit has a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. The Compensation Committee has no discretion with respect to the payout value of each unit. Under certain circumstances, awards will be paid in Common Stock. Units will have no value if the threshold performance level is not attained for a given performance period.

On December 1, 2009, each named executive officer was granted units for a three-year performance period beginning on October 1, 2009. The number of units granted to each of the named executive officers during fiscal year 2010 is set forth on the Grants of Plan-Based Awards Table. Achievement of the threshold, target and maximum performance levels are based equally on cumulative operating earnings and pre-tax return on invested capital over the three-year performance period. For purposes of the SVIP, operating earnings means pre-tax earnings before non-recurring and other unusual items reported separately on our income statement.

At the time fiscal year 2010 performance units were granted, the Compensation Committee, based on the recommendations of management and in consultation with Aon Hewitt, established objectives for the three-year performance period, October 1, 2009 through September 30, 2012, based on cumulative operating earnings and pre-tax return on invested capital. Performance objectives and payouts per unit for the three-year performance period are as follows:

Three Year Performance Period Ending September 30, 2012

Three Year Cumulative Operating Earnings	Amount Payable Per Performance Unit	Three Year Average Pre-Tax Return on Invested Capital	Amount Payable Per Performance Unit
$649,000,000	$250	14.60%	$250
$687,000,000	$500	15.35%	$500
$727,000,000	$1,000	16.10%	$1,000

Decisions with respect to the number of performance units granted to named executive officers were made based on recommendations of management and in consultation with Aon Hewitt. Based on these recommendations, named executive officers received performance units having a target value equal to a percentage of their base salary. The number of performance units granted was then adjusted for certain named executive officers based on the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer’s principal business unit, if any, studies of positions at peer group companies, market pressures to attract and retain talent, Alberto Culver’s performance, and recommendations of senior management.

Units granted in fiscal year 2008 for the three-year performance period ended September 30, 2010 had a value of $2,000 per unit based upon the Company achieving three year cumulative operating earnings of $644,639,000 and a three-year average pre-tax return on invested capital of 16.74%. Payouts for each of the named executive officers are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation” and were paid in cash. Ms. Boswell’s units were granted by the Compensation Committee outside the SVIP due to her date of hire. The performance objectives and other terms of her grant are similar to those units granted under the SVIP, though Ms. Boswell’s payout was prorated based upon her length of employment of 32 months during the three-year performance period and her award cannot be paid in Common Stock.

In accordance with the Merger Agreement with Unilever, no performance units were granted in fiscal year 2011.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for all SVIP participants to more closely link the interests of our officers with those of our shareholders. The Executive Chairman and the Chief Executive Officer have guidelines of at least five times their annual base salary, and the other named executive officers have guidelines of at least three times their annual base salary, to be invested in Common Stock. Participants have the later of three years from the date of the Separation and five years from first becoming subject to the ownership guidelines to meet their assigned stock ownership guideline. Named executive officers receive credit for 50% of the fair market value for unvested shares of restricted stock towards meeting these guidelines. Named executive officers owning less than the amount of shares set forth in their ownership guidelines are required to take 100% of their SVIP award, less applicable withholding taxes, in Common Stock.

Non-employee directors have a guideline to own $100,000 of Common Stock within the later of three years from the date of the Separation or, for outside directors who first were elected or appointed after the Separation, five years from the date of such election or appointment. Directors owning Units under the Deferred Compensation Plan for Non-Employee Directors (“DCP”) receive credit for each Unit as if it were a share of Common Stock. Because each non-employee director and the Executive Chairman have met the definition of retirement, they do not have a risk of forfeiture on their restricted stock and consequently receive credit for 100% of the fair market value for unvested shares of restricted stock. Executive officers and directors are prohibited from hedging their economic exposure to Common Stock. Executive officers and directors are not required to hold shares of Common Stock following the vesting of restricted stock or the exercise of stock options.

On October 28, 2010, the Board suspended the ownership guidelines for all directors and officers in connection with the Unilever Transaction. As a result, the payouts of $2,000 per unit for the SVIP units granted for the three-year performance period ended September 30, 2010 were paid in cash.

Deferred Compensation Plan

Eligible employees, including the named executive officers, also participate in the EDCP. Those employees may elect to defer a portion of their salary and/or bonus for any period of time, but not less than three years, and can elect to be paid out in a lump sum payment or in annual installments over any period not to exceed ten years. The Compensation Committee determines the rate of interest earned on money deferred under the plan, and may change that rate as it deems appropriate. Such rate is currently 5.1% per annum for calendar year 2010 and will be 4.3% for calendar year 2011. Our obligations under the EDCP are unfunded and unsecured promises to pay. The purpose of the deferral feature is to provide eligible employees opportunities to accumulate funds on a tax deferred basis.

The EDCP also provides that Alberto Culver will take into account compensation that exceeds the limit established for qualified plans under Section 401(a)(17) of the Code (“Non-Qualified Compensation”). For those named executive officers who receive Non-Qualified Compensation, such officers will be credited in the EDCP with an amount equal to the amount by which matching contributions and employer contributions such officer would have received under the Company’s 401(k) Plan, had such Non-Qualified Compensation been taken into account, exceed the amounts actually contributed by Alberto Culver to the named executive officer’s accounts. The named executive officers received the EDCP contributions set forth in the “All Other Compensation” column of the Summary Compensation Table. The objective of this restoration feature is to provide competitive retirement opportunities that cannot be provided by the 401(k) Plan alone due to limitations on contributions to qualified plans under the Code. Company contributions made under this restoration feature vest after the completion of five years of service.

Retirement Compensation and Other Benefits

The Executive Chairman has met the qualifications for retirement based on a combination of age and years of service and, upon retiring, will be entitled under her key executive deferred compensation agreement dated January 30, 1987 to receive $200,000 in cash per year for 15 years. If she dies before all of these payments have been made, the individual(s) designated by her will be entitled to the remaining unpaid portion of this benefit. No other named executive officers are parties to a key executive deferred compensation agreement, as the Company stopped offering these agreements after 1987.

Alberto Culver maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation, including the named executive officers. Under the 401(k) Plan, all eligible domestic employees receive matching contributions. The matching contribution under the 401(k) Plan for the 2010 calendar year was 50% percent applied to the first 6% of each participant’s eligible compensation (generally salary and annual bonus). In addition, Alberto Culver makes a discretionary contribution to the accounts of eligible employees. For fiscal year 2010, participants received a discretionary contribution equal to 7.36% of eligible compensation. Balances in the 401(k) Plan resulting from Company matching contributions or Company discretionary contributions vest ratably over a period of five years. The named executive officers received the 401(k) Plan matching contributions and discretionary contributions set forth in the “All Other Compensation” column of the Summary Compensation Table.

Alberto Culver also offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based, non-discriminatory employee participation. These benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, employee assistance, employee stock purchase plan and certain other benefits.

The 401(k) Plan and other generally available benefit programs allow Alberto Culver to remain competitive for employee talent, and Alberto Culver believes that the availability of these benefit programs generally enhances employee productivity and loyalty to Alberto Culver. The main objectives of our benefit programs are to give employees access to quality healthcare, financial protection from unforeseen events, and assistance in achieving retirement financial goals. These generally available benefits do not specifically factor into decisions regarding our named executive officer’s total compensation or equity award package.

Perquisites

In accordance with the objectives of our compensation program, we prefer to compensate named executive officers using a mix of cash and equity compensation and long and short-term compensation described above and do not believe that providing a comprehensive executive perquisite program is consistent with our overall compensation philosophy, although certain perquisites have been provided on a case-by-case basis. A limited number of senior management executives are provided professional financial consulting at a cost not to exceed $15,000 per year per executive. The amounts expended for each of the named executive officers for these consulting services are reflected in the Summary Compensation Table under the caption “All Other Compensation.” To the extent perquisites were provided to named executive officers in fiscal year 2010, the Company did not reimburse those officers for income taxes or any other taxes resulting from such perquisites.

Severance Benefits

Alberto Culver has entered into severance agreements with a number of its officers, including all of the named executive officers. The program is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of Alberto Culver without undue concern over whether the transactions may jeopardize the executive’s own employment. The program is also intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control.

The basic elements of the agreements are as follows:

•

Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, Alberto Culver’s severance agreements require a “double trigger” – a “change in control” followed by a “covered termination” within two years thereafter. This is consistent with the purpose of the program, which is to provide executive officers with a guaranteed level of financial protection upon loss of employment.

•

Covered terminations. Named executive officers are eligible for payments if, within two years of the change in control, their employment is terminated (i) without “cause” by Alberto Culver or (ii) for “good reason” by the employee, each as defined in the agreements.

•

Severance payment. Named executive officers would receive a severance payment of either 2.99 (Mr. Marino and Ms. Bernick) or 1.99 (Messrs. Keller and Nicoletti and Ms. Boswell) times their “base amount,” as defined in Section 280G of the Code.

•	Benefit continuation. Basic employee benefits such as health and life insurance would be continued for between 24 and 36 months following termination of employment.

Our severance agreements are described below under “Potential Payments Upon Termination or Change of Control.”

Other than for the severance agreements described above, no named executive officer has an employment agreement with the Company.

Tax and Accounting Considerations

In determining which components of compensation are to be paid and how they are weighted, Alberto Culver considers whether that component will be considered “performance based” compensation pursuant to Section 162(m) of the Code, but may not limit compensation to deductible amounts if circumstances warrant. Under Section 162(m), compensation paid to “covered employees” in excess of $1.0 million per year is deductible by Alberto Culver only if it is “performance-based.” Generally, “covered employees” are the Chief Executive Officer and the next three highest paid executive officers, excluding the Chief Financial Officer, as set forth on the Summary Compensation Table for the most recently completed fiscal year (“Covered Employees”). Compensation generated from the vesting of restricted shares would not be considered performance based and therefore would not be deductible to the extent such compensation, combined with salary and other non-performance based compensation, exceeded $1.0 million for a Covered Employee in a given year.

Alberto Culver has designed its compensation plans to be in compliance with Section 409A of the Code. In addition, our severance agreements are designed to avoid “excess parachute payments.” Alberto Culver generally times payments under its benefit plans so they are deductible for the fiscal year to which such payments relate. Alberto Culver only grants nonqualified stock options due to its belief that these make better economic sense than incentive stock options because of the tax deduction which Alberto Culver receives related to nonqualified stock options.

Alberto Culver also considers a wide range of accounting issues in designing its compensation program. For example, stock option exercise prices are never granted below fair market value at the time of the grant, the stock option plans prohibit lowering the exercise price of a stock option after the grant date (other than for anti-dilution adjustments) and participants may withhold only the number of shares necessary to pay the minimum tax required in connection with any stock option exercise. These provisions are designed to avoid the re-measurement of stock options under U.S. Generally Accepted Accounting Principles.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Leadership Development Committee Members George L. Fotiades, Chairman James G. Brocksmith, Jr. Thomas A. Dattilo Jim Edgar Robert H. Rock

SUMMARY COMPENSATION TABLE

The following table shows compensation information for the past three fiscal years for the named executive officers. Because Mr. Keller was not a named executive officer in fiscal years 2009 and 2008, information is only provided for him with respect to fiscal year 2010.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
V. James Marino President and Chief Executive Officer	2010 2009 2008	950,000 937,500 856,250	0 0 0	698,625 0 499,688	1,315,885 1,753,738 1,260,600	1,921,000 1,469,000 2,104,000	0 0 299	195,775 244,209 221,309	5,081,285 4,404,447 4,942,146
Ralph J. Nicoletti Executive Vice President and Chief Financial Officer	2010 2009 2008	490,000 483,750 461,250	0 0 0	296,125 126,725 229,954	313,730 412,236 342,000	706,000 519,340 651,000	0 0 32	95,421 123,025 61,080	1,901,276 1,665,076 1,745,316
Carol L. Bernick Executive Chairman	2010 2009 2008	680,000 672,500 650,000	0 0 0	74,386 0 0	0 887,313 752,600	650,000 1,180,000 1,693,000	0 0 694	140,275 198,896 341,085	1,544,661 2,938,709 3,437,379
Gina Boswell President, Global Brands	2010 2009 2008	520,000 515,000 335,069	0 0 100,000	359,375 269,825 324,480	366,475 480,942 378,000	656,660 278,000 506,000	0 0 0	91,292 48,424 21,737	1,993,802 1,592,191 1,665,286
Kenneth C. Keller, Jr. President, U.S.	2010	500,000	0	359,375	370,585	375,000	0	96,520	1,701,480

(1)	Represents Ms. Boswell’s salary from her date of hire on January 31, 2008.
(2)	Ms. Boswell received a one-time payment of $100,000 in connection with her appointment as an officer of Alberto Culver.
(3)	Stock awards consist only of shares of restricted stock. The amounts shown are the aggregate grant date fair values determined by taking the average of the high and low trading prices of a share of Common Stock on the date of grant multiplied by the number of shares granted, and do not represent amounts actually received by the named executive officer.
(4)	The amounts shown are the aggregate grant date fair values determined pursuant to FASB ASC Topic 718, and do not represent amounts actually received by the named executive officer. These compensation amounts include grants to the named executive officers in fiscal years 2008, 2009 and 2010. The assumptions used to calculate the value of option awards are set forth under Note 8, Note 9, and Note 9 of the Notes to the Consolidated Financial Statements included in Alberto Culver’s Annual Reports on Form 10-K for fiscal years 2008, 2009 and 2010, respectively.
(5)	Non-equity incentive plan compensation consists of bonuses paid under the MIP and units paid under the SVIP. SVIP units granted in fiscal year 2008 for the three-year performance period ended September 30, 2010 had a value of $2,000 per unit. SVIP units granted in fiscal year 2007 for the three-year performance period ended September 30, 2009 and units granted in fiscal year 2007 for the two-year performance period ended September 30, 2008 each had a value of $2,000 per unit.

The amounts payable to each of the named executive officers under the MIP and SVIP for the past three fiscal years are set forth in the following table:

Name	Fiscal Year	MIP ($)	SVIP ($)	Total ($)
V. James Marino	2010 2009 2008	921,000 739,000 1,374,000	1,000,000 730,000 730,000	1,921,000 1,469,000 2,104,000
Ralph J. Nicoletti	2010 2009 2008	406,000 261,000 651,000	300,000 258,340 0	706,000 519,340 651,000
Carol L. Bernick	2010 2009 2008	0 530,000 1,043,000	650,000 650,000 650,000	650,000 1,180,000 1,693,000
Gina Boswell	2010 2009 2008	390,000 278,000 506,000	266,660 0 0	656,660 278,000 506,000
Kenneth C. Keller, Jr.	2010	375,000	0	375,000

Ms. Boswell’s fiscal year 2008 units were granted by the Compensation Committee outside the SVIP due to her date of hire. The performance objectives and other terms of her grant are similar to those units granted under the SVIP, though Ms. Boswell’s payout was prorated based upon her length of employment of 32 months during the three-year performance period ending September 30, 2010. Mr. Nicoletti’s fiscal year 2007 units for the three-year performance period ended September 30, 2009 were granted by the Compensation Committee outside the SVIP due to his date of hire. The performance objectives and other terms of his grant are similar to those units granted under the SVIP, though Mr. Nicoletti’s payout was prorated based upon his length of employment of 31 months during the three-year performance period ending September 30, 2009.

(6)	Amounts consist of “above market or preferential earnings” (as defined by SEC rules) on amounts contained in the EDCP. The interest rate on money contained in the EDCP is set each year and was 5.9% for calendar year 2008, 5.3% for calendar year 2009 and 5.1% for calendar year 2010.
(7)	The amounts for fiscal year 2010 for each named executive officer as set forth on the following table include contributions by Alberto Culver to the 401(k) Plan and the EDCP, and for life insurance premiums. In addition, the Perquisites column includes, (i) except for Ms. Bernick, the cost to Alberto Culver for professional financial consulting services and (ii) for Mr. Marino and Ms. Bernick the incremental cost to Alberto Culver for personal use of the Company’s vehicles and drivers.

Name	401(k) Plan Contribution ($)	EDCP Contribution ($)	Life Insurance Premiums ($)	Perquisites ($)	Total ($)
V. James Marino	25,391	153,745	1,800	16,839	197,775
Ralph J. Nicoletti	25,391	55,702	1,470	12,858	95,421
Carol L. Bernick	25,391	88,084	1,800	25,000	140,275
Gina Boswell	25,391	59,831	1,560	4,510	91,292
Kenneth C. Keller, Jr.	25,391	56,771	1,500	12,858	96,520

GRANT OF PLAN-BASED AWARDS FOR FISCAL YEAR 2010

The following table shows plan-based awards granted to the named executive officers during fiscal year 2010.

Name	Grant Date	Approval Date	Number of Non-Equity Incentive Plan Units Granted (#) (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Award (4) ($)
				Threshold ($)	Target ($)	Maximum ($)
V. James Marino	12/1/09	11/30/09	555	277,500	555,000	1,100,000	—	—	—	—	—
	12/1/09	11/30/09	—	—	—	—	24,300	—	—	—	698,625
	12/1/09	11/30/09	—	—	—	—	—	192,100	28.75	29.08	1,315,885
Ralph J. Nicoletti	12/1/09	11/30/09	150	75,000	150,000	300,000	—	—	—	—	—
	12/1/09	11/30/09	—	—	—	—	10,300	—	—	—	296,125
	12/1/09	11/30/09	—	—	—	—	—	45,800	28.75	29.08	313,730
Carol L. Bernick	12/1/09	11/30/09	340	170,000	340,000	680,000	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	2,600	—	—	—	74,386
Gina Boswell	12/1/09	11/30/09	150	75,000	150,000	300,000	—	—	—	—	—
	12/1/09	11/30/09	—	—	—	—	12,500	—	—	—	359,375
	12/1/09	11/30/09	—	—	—	—	—	53,500	28.75	29.08	366,475
Kenneth C. Keller, Jr.	12/1/09	11/30/09	150	75,000	150,000	300,000	—	—	—	—	—
	12/1/09	11/30/09	—	—	—	—	12,500	—	—	—	359,375
	12/1/09	11/30/09	—	—	—	—	—	54,100	28.75	29.08	370,585

(1)	Performance units are granted under the SVIP. Each unit has a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. Units will have no value if the threshold performance level is not attained. In the event of a change in control, payouts of awards may be reduced (but not below zero) under certain circumstances, so as not to constitute “excess parachute payments” within the meaning of the Code.

Performance units were granted on December 1, 2009 for the three-year performance period ending September 30, 2012. At the time the performance units were granted, the Compensation Committee established objectives for the performance period based equally on cumulative operating earnings and pre-tax return on invested capital over the three-year performance period. Participants may elect to receive cash or all or a portion of their award, less applicable withholding taxes, in Common Stock. Participants owning shares of Common Stock having a dollar value below the ownership guidelines established by the Compensation Committee will be required to take 100% of their award, less applicable withholding taxes, in Common Stock. On October 28, 2010, the Board suspended the ownership guidelines for all directors and executive officers in connection with the Unilever Transaction. In the event of a change in control, as defined in the SVIP and summarized below under “Potential Payments Upon Termination or Change of Control,” an amount equal to the target value ($1,000) of each outstanding performance unit, multiplied by a fraction, the numerator of which is the number of months of each performance period that have elapsed prior to the change in control and the denominator is the length of the particular performance period in months, will become payable in cash within 30 days following such change in control, subject to any reduction of such payment pursuant to the preceding paragraph. If at least six full calendar months of any fiscal year have elapsed, the entire fiscal year shall be deemed to have elapsed.

(2)	Restricted stock is granted under the RSP. Except for grants made to non-employee directors, vesting schedules are at the discretion of the Compensation Committee. All grants made to executive officers in fiscal year 2010 will vest on a cumulative basis in four equal annual increments commencing one year after the date of grant. Participants granted restricted stock have full voting and dividend rights. Any stock dividends will be subject to the same restrictions on transferability as the shares of restricted stock. The Compensation Committee may accelerate the vesting of any shares granted under the RSP as it deems necessary or desirable to effectuate the purpose of the RSP. In the event of the occurrence of a change in control, as defined in the RSP and summarized below under “Potential Payments Upon Termination or Change of Control,” all outstanding shares of restricted stock shall immediately become fully vested.
(3)	Stock options are granted under the ACSOP. Vesting schedules are at the discretion of the Compensation Committee. Grants made at the beginning of fiscal year 2010 will vest on a cumulative basis in four equal annual increments commencing one year after the date of grant. All stock options are non-qualified, have a maximum term of ten years from the date of grant and have an exercise price per share equal to the average of the high and low trading prices of a share of Common Stock on the date of grant. The Compensation Committee may accelerate the exercisability of any stock options subject to such terms and conditions as it deems necessary and appropriate. In the event of a change in control, as defined in the ACSOP and summarized below under “Potential Payments Upon Termination or Change of Control,” all outstanding stock options will immediately become fully vested.
(4)	The value of a stock award or option award is based on the fair value as of the grant date as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in Alberto Culver’s Annual Report on Form 10-K for fiscal year 2010. Regardless of the value placed on a stock option on the grant date, the actual value of a stock option will depend on the market value of Common Stock when the stock option is exercised.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal year 2010. All exercisable options set forth in the table were exercised by the named executive officers during the first quarter of fiscal year 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (13)
V. James Marino	105,735	0		17.8246	9/30/2014	—		—
	122,948	0		18.0564	9/30/2015	—		—
	195,100	0		20.3050	9/30/2016	—		—
	165,000	55,000	(1)	25.6250	9/30/2017	—		—
	126,350	126,350	(2)	27.2550	9/30/2018	—		—
	0	192,100	(3)	28.7500	11/30/2019	—		—
	—	—		—	—	24,600	(6)	926,190
	—	—		—	—	9,750	(7)	367,088
	—	—		—	—	24,300	(8)	914,895
Ralph J. Nicoletti	51,525	17,175	(4)	21.8250	2/28/2017	—		—
	45,000	15,000	(1)	24.9950	9/30/2017	—		—
	29,700	29,700	(2)	27.2550	9/30/2018	—		—
	0	45,800	(3)	28.7500	11/30/2019	—		—
	—	—		—	—	11,450	(9)	431,093
	—	—		—	—	4,600	(7)	173,190
	—	—		—	—	3,750	(10)	141,188
	—	—		—	—	10,300	(8)	387,795
Carol L. Bernick	165,980	0		8.8533	9/30/2011	—		—
	258,191	0		13.9192	9/30/2012	—		—
	221,307	0		16.0813	9/30/2013	—		—
	194,258	0		17.2674	10/26/2014	—		—
	196,717	0		18.0564	9/30/2015	—		—
	174,800	0		20.3050	9/30/2016	—		—
	106,500	35,500	(1)	24.9950	9/30/2017	—		—
	68,150	68,150	(2)	27.2550	9/30/2018	—		—
	—	—		—	—	2,600	(11)	97,890
Gina Boswell	35,000	35,000	(5)	27.0400	1/31/2018	—		—
	34,650	34,650	(2)	27.2550	9/30/2018	—		—
	0	53,500	(3)	28.7500	11/30/2019	—		—
	—	—		—	—	9,000	(12)	338,850
	—	—		—	—	4,950	(7)	186,368
	—	—		—	—	12,500	(8)	470,625
Kenneth C. Keller, Jr.	35,000	35,000	(2)	27.2550	9/30/2018	—		—
	0	54,100	(3)	28.7500	11/30/2019	—		—
	—	—		—	—	7,500	(7)	282,375
	—	—		—	—	12,500	(8)	470,625

(1)	These options become exercisable in one final increment on September 30, 2011.
(2)	These options become exercisable in two equal annual increments beginning on September 30, 2011.
(3)	These options became exercisable in four equal annual increments beginning on November 30, 2010.
(4)	These options become exercisable in one final increment on February 28, 2011.
(5)	These options become exercisable in two equal annual increments beginning on January 31, 2011.

(6)	These shares vest in two equal annual increments beginning on November 30, 2010.
(7)	These shares vest in two equal annual increments beginning on September 30, 2011.
(8)	These shares vest in four equal annual increments beginning on November 30, 2010
(9)	These shares vest in two equal annual increments beginning on February 28, 2011.
(10)	These shares vest in three equal annual increments beginning on August 14, 2011.
(11)	These shares vest in four equal annual increments beginning on January 27, 2011.
(12)	These shares vest in three equal annual increments beginning on January 31, 2011.
(13)	Based upon the closing market price of $37.65 per share on the last trading day of our 2010 fiscal year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal year 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
V. James Marino	0	0	17,175	641,580
Ralph J. Nicoletti	0	0	9,275	279,989
Carol L. Bernick	82,990	1,696,648	0	0
Gina Boswell	0	0	5,475	179,209
Kenneth C. Keller, Jr.	0	0	3,750	141,506

(1)	The value realized upon exercise was calculated by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price by the number of shares exercised. The fair market value was calculated by taking the sales price on the date of exercise or the average of the high and low trading prices on the date of the exercise, depending on whether open market sales were used to facilitate the exercise.
(2)	The value realized on vesting was calculated by multiplying the number of shares vested by the fair market value of a share of Common Stock on the date of vesting. The fair market value was calculated by taking the average of the high and low trading prices on the date of vesting.

PENSION BENEFITS FOR FISCAL YEAR 2010

The following table shows certain information for the named executive officers under their respective key executive deferred compensation agreements.

Name	Key Executive Deferred Compensation Agreement (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
V. James Marino	—	—	—	—
Ralph J. Nicoletti	—	—	—	—
Carol L. Bernick	—	(2)	2,420,161	0
Gina Boswell	—	—	—	—
Kenneth C. Keller, Jr.	—	—	—	—

(1)	Ms. Bernick is a party to a key executive deferred compensation agreement dated January 30, 1987. Upon retirement, Ms. Bernick will be entitled to receive annual payments of $200,000 over a 15-year period. If she dies before all of these payments have been made, the individual(s) designated by her will be entitled to the remaining unpaid portion of this benefit. Payments are conditioned upon Ms. Bernick rendering such reasonable business consulting and advisory services to the Company or any subsidiary as the Chief Executive Officer deems desirable. Ms. Bernick will not be obligated to provide more than eight hours of consulting and advisory services a month without additional compensation. If she commits an act of disloyalty, as defined in the key executive deferred compensation agreement, to Alberto Culver or any of its subsidiaries, she will have no right to receive any payments under the agreement. Alberto Culver’s obligations under this agreement are unfunded and unsecured promises to pay.

Messrs. Marino, Nicoletti and Keller and Ms. Boswell are not parties to a key executive deferred compensation agreement, as the Company stopped offering these agreements after 1987.

(2)	Participants become vested in these benefits when the participant’s age and years of service equal 75. Ms. Bernick has satisfied this requirement.
(3)	Calculated by using the long-term treasury rate of 2.96% as of September 30, 2010.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2010

The following table shows certain information concerning deferred compensation for the named executive officers.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
V. James Marino	0	153,745	49,309	0	1,191,401
Ralph J. Nicoletti	0	55,702	14,145	0	357,512
Carol L. Bernick	0	88,084	91,958	0	1,987,253
Gina Boswell	0	59,831	1,787	0	98,019
Kenneth C. Keller, Jr.	0	56,771	535	0	69,118

The table includes amounts deferred into the EDCP. With respect to fiscal year 2010, the amount of the Company’s contributions is also set forth in footnote 7 of, and is reflected in, the Summary Compensation Table under the caption “All Other Compensation.”

Employees may elect to defer a portion of their salary and/or bonus for any period of time, but not less than three years, and can elect to be paid out in a lump sum payment or annually over any period not to exceed ten years. The Compensation Committee determines the rate of interest earned on money deferred under the plan, and may change that rate as it deems appropriate. Such rate was 5.1% per annum for calendar year 2010.

The EDCP also provides that Alberto Culver will take into account compensation that exceeds the limit established for qualified plans under Section 401(a)(17) of the Code (“Non-Qualified Compensation”). For those named executive officers who receive Non-Qualified Compensation, such officers will be credited in the EDCP with an amount equal to the amount by which matching contributions and employer contributions such officer would have received under the Company’s 401(k) Plan, respectively, had such Non-Qualified Compensation been taken into account, exceed the amounts actually contributed by Alberto Culver to the named executive officer’s 401(k) Plan account.

FISCAL YEAR 2010 DIRECTOR COMPENSATION

The following table shows compensation information for fiscal year 2010 for each director who is not a named executive officer.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
James G. Brocksmith, Jr.	107,250	74,386	—		181,636
Thomas A. Dattilo	109,000	74,386	10,000		193,386
Jim Edgar	87,750	74,386	—		162,136
George L. Fotiades	102,750	74,386	10,000		187,136
King Harris	100,750	74,386	10,000		185,136
Leonard H. Lavin	1	—	89,819	(4)	89,820
Robert H. Rock	89,250	74,386	10,000		173,636
Sam J. Susser	87,750	74,386	10,000		172,136

(1)	Each non-employee director receives an annual retainer of $45,000, $1,500 for each meeting of the Board and each meeting of the Audit Committee, Compensation Committee, Nominating/Governance Committee and Regulatory and Safety Subcommittee attended and $750 for each such committee and subcommittee conference call meeting attended. The chairman of the Audit Committee receives an annual retainer of $15,000, the chairman of the Compensation Committee receives an annual retainer of $12,000 and the chairman of the Nominating/Governance Committee and Regulatory and Safety Subcommittee each receives an annual retainer of $10,000. Employee directors, such as Mr. Lavin, receive no additional compensation for serving on the Board or its committees.

Non-employee directors also participate in the DCP. Under the DCP, each non-employee director may elect to defer his or her annual retainer and meeting fees (“Director Fees”), receive shares of Common Stock on a quarterly basis equal to the Director Fees payable during such period or receive cash payable under the regular payment system. Non-employee directors may defer their Director Fees in Units or in a book account of the Company which tracks the results of specified investment funds. Mr. Fotiades elected to defer 100% of his Director Fees into the DCP and received 3,376 Units during fiscal year 2010. Except with respect to a change in control, directors may elect to take their Units in Common Stock in connection with a distribution under the DCP.

Mr. Lavin is a party to an employment agreement with the Company. Pursuant to the employment agreement, Mr. Lavin is paid an annual salary of $1.00. As an employee, Mr. Lavin is entitled to elect health, dental, life and short-term disability insurance and has an office and secretary. Mr. Lavin is entitled to receive a full-time security person at no expense and is reimbursed for all approved, reasonable business expenses. The employment agreement expires on September 30, 2011 and automatically renews for one-year periods unless terminated by either party on one year notice.

(2)

Each non-employee director participates in the RSP and automatically receives an annual grant of approximately $75,000 of restricted stock on the date of each annual meeting of stockholders. In addition, each new non-employee director will receive an initial grant of approximately $75,000 of restricted stock upon his or her initial election if the director joins the Board before June of his or her initial fiscal year. Restricted stock awards granted to non-employee directors under the RSP vest on a cumulative basis in four equal annual increments commencing two years after the date of grant. No director may receive two grants of restricted stock in the same fiscal year of the Company. Upon retirement, all unvested shares of restricted stock shall vest. Retirement is reached when the directorship terminates, other than for cause, and at the time such director has served on the Board for at least three years (which all non-employee directors have satisfied). In accordance with the Merger Agreement with Unilever, no restricted stock will be granted to directors at the 2011 Annual Meeting.

During the fiscal year 2010, each non-employee director was granted 2,600 shares of restricted stock. The amounts shown are the aggregate grant date fair value determined by taking the average of the high and low trading prices of a share of Common Stock on the date of grant multiplied by the number of shares granted, and do not represent amounts actually received by the director.

As of September 30, 2010, the number of outstanding stock options, shares of restricted stock and Units under the DCP, for each of the non-employee directors was as follows:

Name	Outstanding Stock Options as of September 30, 2010	Outstanding Shares of Restricted Stock as of September 30, 2010	Outstanding Units Under the DCP as of September 30, 2010
James G. Brocksmith, Jr.	61,826	7,400	0
Thomas A. Dattilo	14,800	7,400	9,373
Jim Edgar	61,826	7,400	10,678
George L. Fotiades	14,800	7,400	12,211
King Harris	71,047	7,400	0
Robert H. Rock	52,605	7,400	0
Sam J. Susser	52,605	7,400	3,925

(3)	Non-employee directors can request that the Company give up to $10,000 each year to a charity of their choice. Except for Mr. Lavin, the amounts reflect the actual amounts given, if any, to charity by the Company in fiscal year 2010 on behalf of each non-employee director.
(4)	The amount is for the full time security person provided to Mr. Lavin pursuant to his employment agreement. The incremental cost was calculated by taking the total compensation, including taxes and benefits, paid by the Company for this individual as well as the actual cost of any other expenses incurred by the Company in connection with providing this benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We maintain various plans and have entered into agreements that under certain circumstances will require us to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of Alberto Culver. In addition, upon a change in control of Alberto Culver, vesting and other benefits are accelerated under various plans.

Stock Options

Under the terms of the ACSOP, stock options granted to our named executive officers that are not vested become fully vested and exercisable upon a change in control of Alberto Culver or in the event the officer’s employment is terminated by reason of death or disability. “Change in control” is defined below and is the same for all plans and agreements discussed in this section. If termination is by reason of death or disability, all stock options remain exercisable for a period of one year following the date of termination, but in no event after their original expiration date. In addition, if a named executive officer retires, stock options which are vested at the time of retirement may be exercised for two years following retirement and stock options which are not vested at the time of retirement continue to vest under their original terms and may be exercised after they vest for five years from the date of grant, but in no event after their original expiration date. “Retirement” is reached if at the time of termination the sum of such officer’s age and years of service as an employee equals or exceeds 75 years. Ms. Bernick is the only named executive officer who currently meets the definition of retirement. “Disability” is defined in our long-term disability plan and generally means an inability of the executive to perform his or her duties by reason of a disability. The definition of “retirement” is the same for all plans and arrangements discussed in this section. Assuming a change in control or termination of employment due to death or disability of each of the named executive officers on September 30, 2010, the last business day of our 2010 fiscal year, the potential value of unvested stock options for Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell would have been $3,684,473, $1,177,971 , $845,315 , $1,157,672 , and $1,207,687, respectively, calculated based on the difference between the closing price of $37.65 for our Common Stock on September 30, 2010 and the exercise price of each option.

Restricted Stock

Under the terms of the RSP, restricted stock granted to our named executive officers that is not vested will vest upon a change in control or if the officer’s employment is terminated by reason of retirement, death or disability. If termination is for any other reason, all restricted stock is forfeited. Assuming a change in control or termination of employment due to retirement, death or disability on September 30, 2010 of each of the named executive officers, the potential value of unvested restricted stock for Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell would have been $2,208,173, $1,133,265, $753,000, $97,890, and $995,843, respectively, based on a closing price of $37.65 for our Common Stock on September 30, 2010.

Shareholder Value Incentive Plan Units

Under the terms of the SVIP, performance units issued to our named executive officers that have not completed their applicable performance period will become payable upon a change in control. Payments will be determined by multiplying the target value ($1,000) of each outstanding unit by a fraction where the numerator is the number of months of the performance period elapsed at the time of the change in control and the denominator is the total length of the performance period in months. If at least six full months of a fiscal year within a performance period have elapsed at the time of the change in control, a full year will have deemed to have elapsed. In the event of retirement, death or disability of the named executive officer, payments will be made at the end of the performance period based upon the achievement of the targets for the full performance period and will be paid proportionally based upon the number of months the officer was employed during such performance period. Assuming a change in control on September 30, 2010, the potential value of outstanding performance units to Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell would have been $555,000, $150,000, $150,000, $340,000 and $150,000, respectively. These amounts exclude payments made in connection with those performance units whose performance period ended on September 30, 2010 and are set forth in footnote 5 of the Summary Compensation Table. Because any estimate would depend on the results of future operations, we have not attempted to quantify the potential value of these awards in the event of termination due to retirement, death or disability on September 30, 2010, though the methodology is described above.

Management Incentive Plan

Our MIP is an annual performance based bonus plan. In the event of a change in control, unless the terms of the grant otherwise provide, named executive officers will receive awards calculated by multiplying (i) the bonus award percentage obtained by taking the financial performance of Alberto Culver from the start of the applicable fiscal year to the date of the change in control (or, if the date of the change in control is not a month end, to the end of the month immediately preceding the date of the change in control) and comparing it to the performance during the same period in the preceding fiscal year and assuming such financial performance has been achieved for the full fiscal year by (ii) the base salary of the officer up to and including the date of the change in control. With respect to achieving operating earnings equal to or in excess of $183 million which was allocated 35% of salary, no amount is payable upon a change in control with respect to that criteria. If a named executive officer’s employment terminates prior to the payment of an award due to retirement, death or disability, the Compensation Committee has the sole discretion to award a participant a portion of the award that would otherwise be payable. Assuming a change in control on September 30, 2010, the value of the bonus awards to Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell would have been $921,000, $325,000, $332,000, $-0-, and $345,000, respectively.

Severance Agreements

Alberto Culver’s named executive officers are parties to severance agreements which provide payments and benefits if such officer’s employment with the Company is terminated other than for

“cause” or if the executive leaves for “good reason” within two years following a change in control. The severance agreement for each named executive officer provides for a payment in the amount which, when added to any other payments subject to the limitation set forth in Section 280G of the Code, is 2.99 times the “base amount” as such term is defined in Section 280G(b)(3) of the Code for Mr. Marino and Ms. Bernick and 1.99 times the base amount for Messrs. Keller and Nicoletti and Ms. Boswell. The severance agreements provide for continuation of such officer’s health, life, disability and similar insurance benefits for up to a three-year period for Mr. Marino and Ms. Bernick and two years for Messrs. Keller and Nicoletti and Ms. Boswell. These payments are in addition to amounts that the named executive officer would be entitled to receive under any other benefit plan or in connection with accrued salary and vacation. The amounts payable to such officers may be reduced so as to not exceed the limitation on tax deductibility of such payments set forth in Section 280G of the Code.

“Cause” is defined as either of the following:

•

a material breach by the executive of those duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which do not differ in any material respect from the executive’s duties and responsibilities during the six-month period immediately prior to the change in control which is demonstrably willful and deliberate, committed in bad faith or without a reasonable belief such breach is in the best interest of the Company and not remedied in a reasonable period of time after written notice; or

•	the commission by the executive of a felony involving moral turpitude.

“Good reason” means the occurrence of any of the following, without the consent of the executive:

•	certain material changes in the executive’s duties, responsibilities or status;

•	changes in the executive’s reporting responsibilities, titles or offices;

•

a reduction in the executive’s annual base salary as in effect immediately prior to the change in control, or the failure by Alberto Culver subsequently to increase the base salary each year by an amount which at least equals, on a percentage basis, the average annual percentage increase in the base salary for the executive during the two full fiscal years of Alberto Culver immediately preceding such change in control;

•

any requirement that the executive be based anywhere other than at the facility where the executive is located at the time of a change in control or a substantial increase in the travel obligations of the executive compared to those obligations immediately prior to a change in control;

•

the failure of Alberto Culver to continue in effect any employee benefit plan or compensation plan in which the executive is participating immediately prior to such change in control, unless the executive is permitted to participate in other plans providing substantially comparable benefits or the taking of any action by Alberto Culver which would adversely affect the executive’s participation in or materially reduce the executive’s benefits under any such plan;

•

the failure of Alberto Culver to (i) provide fringe benefits; (ii) provide welfare benefits; (iii) provide paid vacation; (iv) provide office, office furnishings and secretarial assistance; or (v) reimburse the executive promptly for all reasonable employment expenses, in accordance with, in each case, the most favorable plans, practices, programs and policies of Alberto Culver and its affiliates in effect for the executive immediately prior to the change in control or, if more favorable to the executive, as in effect generally at any time after the change in control with respect to other peer executives of Alberto Culver and its affiliates; or

•	the failure of the Company to obtain an assumption agreement from any successor company.

The maximum potential cash payments under the severance agreements for Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell for a termination following a change in control without cause or leaving for good reason on September 30, 2010 would have been, $7,634,200, $2,000,034, $1,571,869, $5,046,591, and $1,933,043, respectively. The value of the estimated cost for continuation of the insurance benefits for Messrs. Marino, Nicoletti, and Keller and Ms. Bernick and Ms. Boswell would have been $49,134, $32,098, $32,158, $21,294, and $3,122, respectively.

Key Executive Deferred Compensation Agreement

Since she has already met the definition of retirement, upon termination of her employment Ms. Bernick will be entitled to receive $200,000 per year for 15 years under her key executive deferred compensation agreement dated January 30, 1987. If Ms. Bernick dies before all of these payments have been made, the individuals designated by her will be entitled to the remaining unpaid portion of this benefit. The present value of these payments using a long-term treasury rate of 2.96% was $2,420,161 as of September 30, 2010.

These payments are conditioned upon her rendering such reasonable business consulting and advisory services to Alberto Culver or any subsidiary as the Chief Executive Officer deems desirable. She will not be obligated to provide more than eight hours of consulting and advisory services a month without additional compensation. If she commits an act of disloyalty, as defined in her agreement, to Alberto Culver or any of its subsidiaries, she will have no right to receive any payments under her agreement. Alberto Culver’s obligations are unfunded and unsecured promises to pay. No other active employee is a party to a key executive deferred compensation agreement, as the Company stopped offering these agreements after 1987.

Deferred Compensation Plan

Under the terms of the EDCP, unvested deferred balances for our named executive officers will vest and be payable upon a change in control or if the officer’s employment is terminated by reason of retirement, death or disability. If termination is for any other reason, unvested deferred balances are forfeited. Assuming a change in control or termination of employment due to retirement, death or disability of each of the named executive officers on September 30, 2010, the value of unvested balances under the EDCP of Messrs. Marino, Nicoletti and Keller and Ms. Bernick and Ms. Boswell would have been $0, $188,248, $69,118, $0 and $98,019, respectively.

Definition of Change in Control

The definition of a change in control is the same for the stock option plan, restricted stock plan, incentive plans and severance agreements. The closing of the Unilever Transaction will constitute a change in control.

Generally, a change in control is defined as the occurrence of any of the following:

•

the acquisition by any individual, entity or group of both 20% or more of the combined voting power of the outstanding voting securities of Alberto Culver and combined voting power in excess of the combined voting power held by the Exempt Persons, as defined below;

•	the cessation of the individuals who comprise the Incumbent Board, as defined below, to constitute a majority of the Board;

•

except as noted below, the consummation of any merger, reorganization, consolidation or sale or other disposition (other than a tax-free spin-off of a subsidiary or other business unit of Alberto Culver) of all or substantially all of the assets of Alberto Culver, which collectively we refer to as a “Fundamental Change”; or

•	the approval by the stockholders of Alberto Culver of the complete liquidation or dissolution of Alberto Culver.

A Fundamental Change will not be a change in control if:

•

immediately after such Fundamental Change more than 60% of the combined voting power of the then outstanding voting securities of the resulting or acquiring corporation, as the case may be, is owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners of all of the outstanding voting securities of Alberto Culver immediately prior to such Fundamental Change; and

•

at least a majority of the members of the board of directors of the resulting or acquiring corporation, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Fundamental Change.

A change in control will not be deemed to occur through the acquisition of voting securities of Alberto Culver if they were acquired:

•	by an Exempt Person, an employee benefit plan or trust sponsored or maintained by Alberto Culver or any corporation controlled by Alberto Culver;

•	through an exercise, conversion or exchange privilege acquired directly from Alberto Culver; or

•	by Alberto Culver.

Exempt Persons are defined as:

•	Mr. and Mrs. Lavin, their descendants and spouses of their descendants; and

•	any estate of any such individuals or any trust or similar arrangement or charitable organization established by or for the benefit of such individuals.

Incumbent Board is defined as those individuals who comprised the Board as of January 1, 2007 and any individual who subsequently becomes a director and whose election or nomination was approved by either a majority of the Incumbent Board or at least a majority of the combined voting power held by the Exempt Persons.

Overall Summary of Termination Payments

The following table summarizes the potential payments that would be made if a change in control had occurred on September 30, 2010 and, in the case of the severance agreements, the executive was terminated without cause or left for good reason. As discussed above, the closing of the Unilever Transaction will constitute a change in control. For additional discussion regarding the treatment of certain awards and payments that may become due as a result of the Unilever

Transaction, see our Definitive Proxy Statement dated November 11, 2010 mailed to our stockholders in connection with the Merger Agreement and Unilever Transaction.

Benefit	V. James Marino	Ralph J. Nicoletti	Kenneth C. Keller, Jr.	Carol L. Bernick	Gina Boswell
Severance Agreement(1)	$7,683,334	$2,032,132	$1,604,027	$5,067,885	$1,936,165
Restricted Stock(2)	2,208,173	1,133,265	753,000	97,890	995,843
Stock Options(3)	3,684,473	1,177,971	845,315	1,157,672	1,207,687
MIP Bonus(4)	921,000	325,000	332,000	—	345,000
SVIP Units(5)	555,000	150,000	150,000	340,000	150,000
Deferred Compensation Plan(6)	—	188,248	69,118	—	98,019

TOTAL	$15,051,980	$5,006,616	$3,753,460	$6,663,447	$4,732,714

(1)	Amounts represent 2.99 times the base amount as defined in Section 280G of the Code for Mr. Marino and Ms. Bernick and 1.99 times the base amount for Messrs. Keller and Nicoletti and Ms. Boswell. Also includes the value of the estimated costs for continuing insurance benefits as disclosed on page 43.
(2)	Aggregate value of unvested shares of restricted stock calculated at a price of $37.65 per share, the closing price of our Common Stock on September 30, 2010.
(3)	Aggregate amount of the spread between the exercise price of unvested stock options and $37.65, the closing price of our Common Stock on September 30, 2010.
(4)	Amounts represent the bonus award calculated by multiplying (i) the bonus award percentage obtained by taking the financial performance of Alberto Culver from the start of the applicable fiscal year to the date of the change in control and comparing it to the performance during the same period in the preceding fiscal year and assuming such financial performance has been achieved for the full fiscal year by (ii) the base salary of the officer up to and including the date of the change in control. No amount is allocated to achieving the goal of meeting or exceeding $183 million in operating earnings.
(5)	Amounts represent the value of each unit determined by multiplying the target value ($1,000) of each unit by a fraction where the numerator is the number of months of the performance period elapsed at the time of the change in control and the denominator is the total length of the performance period in months.
(6)	Amounts represent the unvested balance in the EDCP.

Assuming no change in control, the following table summarizes the potential payments that would be made if the executive’s employment terminated due to retirement, death or disability.

Benefit	V. James Marino	Ralph J. Nicoletti	Kenneth C. Keller, Jr.	Carol L. Bernick	Gina Boswell
Restricted Stock (1)	$2,208,173	$1,133,265	$753,000	$97,890	$995,843
Stock Options(2)	3,684,473	1,177,971	845,315	1,157,672	1,207,687
SVIP Units(3)	—	—	—	—	—
Deferred Compensation Plan(4)	—	188,248	69,118	—	98,019
Key Executive Deferred Compensation Agreement(5)	—	—	—	2,420,161	—

TOTAL	$5,892,646	$2,499,484	$1,667,433	$3,675,723	$2,301,549

(1)	Aggregate value of unvested shares of restricted stock calculated at a price of $37.65 per share, the closing price of our Common Stock on September 30, 2010, the last business day of the fiscal year.
(2)	Aggregate amount of the spread between the exercise price of unvested stock options and $37.65, the closing price of our Common Stock on September 30, 2010, the last business day of the fiscal year. Because unvested stock options do not vest upon retirement but continue to vest under their normal vesting schedule, the named executive officers would be unable to realize this amount on the date of retirement.
(3)	The value of each unit is to be determined by multiplying the value of the attainment of the objectives at the end of the performance period by a fraction where the numerator is the number of months of the performance period elapsed at the time of such termination due to the executive’s death, disability or retirement and the denominator is the total length of the performance period. Because any estimate for performance periods that did not end on September 30, 2010 would depend on the results of future operations, the value of these SVIP awards has been left blank in the table. The value of the performance units corresponding to the performance period that ended on September 30, 2010 do not appear in this table and are set forth in footnote 5 under “Summary Compensation Table”.
(4)	Amounts represent the unvested balance in the EDCP.
(5)	Amount represents the present value of $200,000 per year over 15 years calculated by using a long-term treasury rate of 2.96%.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to equity compensation plans whereby Common Stock may be issued as of September 30, 2010.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders (1)	8,671,894	$22.22	4,044,412
Equity Compensation Plans Not Approved by Security Holders (2)	—	—	—

Total	8,671,894	$22.22	4,044,412

(1)	The securities reflected in column (a) include the number of shares that may be issued upon the exercise of outstanding options under the ACSOP and the 2006 Stock Option Plan for Non-Employee Directors. The securities reflected in column (a) do not include 453,606 shares of Common Stock that have been issued under the RSP and 31,023 shares of Common Stock issued under the Management Bonus Plan (“MBP”) which have not yet vested. The securities reflected in column (c) include the number of shares remaining available for issuance under the ACSOP, RSP and MBP. Under the ACSOP, shares subject to options which terminate, are surrendered or expire unexercised may subsequently be used to grant additional options. Shares of Common Stock (i) tendered in payment of the exercise price, (ii) tendered or withheld by the Company to pay taxes, and (iii) repurchased by the Company with option proceeds may not in each case be made subject to additional option grants under the ACSOP. Pursuant to the RSP and the MBP, any unvested shares that are reacquired by Alberto Culver and shares withheld to pay taxes may be used to grant additional shares.
(2)	All existing equity compensation plans have been approved by shareholders.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. In this context, the Audit Committee has met with management (including the Chief Executive Officer, Chief Financial Officer and Vice President of Corporate Audit) and KPMG LLP, our independent registered public accounting firm (“Independent Auditors”). Audit Committee members have also met alone in private session.

The Audit Committee held meetings with Alberto Culver’s Vice President of Corporate Audit and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their audits, the evaluations of our internal controls and the overall quality of Alberto Culver’s financial reports.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with the Independent Auditors all matters required under the foregoing standards.

With respect to independence, the Audit Committee has received from the Independent Auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditors their independence.

Based upon the reviews and discussions referred to above, the Audit Committee has (i) appointed KPMG LLP as the independent registered public accounting firm for the 2011 fiscal year and (ii) recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

Audit Committee Members James G. Brocksmith, Jr., Chairman Thomas A. Dattilo King Harris Sam J. Susser

AUDIT AND RELATED FEES

Audit Fees

The aggregate fees incurred for KPMG LLP professional services rendered for the audit of Alberto Culver’s annual financial statements for the fiscal years ended September 30, 2010 and 2009 (including foreign statutory audits) and for the reviews of the financial statements included in Alberto Culver’s Quarterly Reports on Form 10-Q for those fiscal years were $2,632,000 and $2,552,000, respectively.

Audit-Related Fees

The aggregate fees incurred for KPMG LLP assurance and related services that are reasonably related to the performance of the audit or review of Alberto Culver’s financial statements and not reported under “Audit Fees” above for the fiscal years ended September 30, 2010 and 2009 were $185,000 and $247,000, respectively.

Tax Fees

The aggregate fees incurred for KPMG LLP professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended September 30, 2010 and 2009 were $160,000 and $295,000, respectively.

All Other Fees

For the fiscal years ended September 30, 2010 and 2009, there were no fees incurred for KPMG LLP products and services, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all permissible audit and non-audit services that may be provided by the Company’s independent auditors. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. This pre-approval is detailed as to the particular services to be provided in compliance with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board guidance. The Audit Committee also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee.

During the year, circumstances may arise when it may become necessary to pre-approve services prior to an Audit Committee meeting. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee in those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

In those situations where estimated fees are less than $25,000, the Chief Financial Officer may authorize KPMG LLP to commence work on engagements of up to $25,000 in the aggregate in a calendar quarter for those types of services that the Audit Committee has pre-approved for the applicable fiscal year. The Chief Financial Officer is responsible for reporting these authorizations at the next scheduled Audit Committee meeting. Any type of service that has not been pre-approved by the Audit Committee will require specific pre-approval by the Audit Committee or its Chairman.

The Audit Committee reviewed and approved all non-audit services rendered by KPMG LLP to the Company during fiscal year 2010 and concluded such services were compatible with maintaining KPMG LLP’s independence.

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Alberto Culver seek a non-binding advisory vote from stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure.

We believe that our compensation policies and practices are firmly based on our pay-for-performance culture and strongly aligned with the long-term interests of our stockholders. These policies and practices have played a significant role in our ability to drive strong financial results and attract and retain a highly experienced, successful management team. Since the Separation on November 16, 2006 through September 30, 2010, our total return to shareholders, including reinvested dividends, was 82.95% compared with 5.48% for the S&P Mid Cap 400 Index and 16.28% for our peer group set forth on page 16 of our most recent Annual Report on Form 10-K.

As this is an advisory vote, the result will not be binding on the Company, although the Compensation Committee will consider the outcome when (i) evaluating the effectiveness of our compensation policies and practices and (ii) considering future executive compensation decisions. Stockholders are being asked to vote on the following resolution:

Resolved that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure.

The Board recommends that stockholders vote FOR the approval of the foregoing resolution approving, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure.

ADVISORY VOTE ON HOW OFTEN SHAREHOLDERS WILL VOTE ON

OUR EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Act requires Alberto Culver to seek a non-binding advisory vote from stockholders to express their views on how often they will vote on our executive compensation as disclosed in the applicable Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure. Under the Dodd-Frank Act, this vote can take place every one, two or three years.

Alberto Culver believes that such an advisory vote should take place every three years primarily because our executive compensation program is designed to drive long-term shareholder value creation. Our stock options and restricted stock vest over a four-year period and our SVIP measures performance over a three-year period. A triennial vote will provide adequate time to thoughtfully respond to stockholders’ sentiments while being consistent with this long-term focus. In addition, the three-year time frame presented in the Summary Compensation Table, which is part of what shareholders are voting on in the previous proposal, is consistent with a triennial vote.

As an advisory vote, the result will not be binding on the Company, although the Compensation Committee will consider the outcome in determining the frequency of such vote. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the frequency options.

Please mark on the Proxy Card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, two years, or three years or mark “abstain” on this proposal.

The Board recommends that stockholders vote FOR a vote by stockholders every THREE years on approving the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of the our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports and written representations received by it, we believe that for fiscal year 2010, our executive officers, directors and greater than 10% beneficial owners complied with all such filing requirements except that Ms. Bernick failed to timely file one Form 4 to report one transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011. KPMG LLP has served the Company in this capacity since 1955. Representatives of that firm are expected to be present at the annual meeting of stockholders, with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

OTHER BUSINESS

Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, other than stockholder proposals covered by the following paragraph, notice in proper written form must be given to the Secretary not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting and otherwise be in compliance with the Company’s Bylaws.

STOCKHOLDER PROPOSALS

Any stockholder proposals intended to be included in our 2011 proxy materials must be received by September 28, 2011 and must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission.

COST AND METHOD OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. We have engaged Morrow & Co., LLC to assist with the solicitation of proxies for an estimated fee of $8,500 plus expenses. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy materials to their principals and we will reimburse them for their reasonable expenses.

By Order of the Board of Directors

GARY P. SCHMIDT Secretary

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 24, 2011.
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/acv
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2, and every 3 YRS for Proposal 3.

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1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Thomas A. Dattilo	☐	☐	02 - Jim Edgar	☐	☐	03 - Sam J. Susser	☐	☐

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain

2.	A non-binding advisory vote on the approval of executive compensation.	☐	☐	☐	3.	A non-binding advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐
4.	In the discretion of the board of directors, on any other matters that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign. Please return this proxy to Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — ALBERTO-CULVER COMPANY

Annual Meeting, February 24, 2011

Proxy Solicited by the Board of Directors

The undersigned hereby appoints each of Ralph J. Nicoletti, Gary P. Schmidt and Paul W. Hoelscher, each with power of substitution (the “Proxies”), to vote all shares which the undersigned stockholder would be entitled to vote if personally present, and, if applicable, hereby directs (i) the trustee of each of the Alberto-Culver 401(k) and Profit Sharing Plan and Sally Beauty 401(k) and Profit Sharing Plan and (ii) the recordkeeper of the Alberto-Culver Company Employee Stock Purchase Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned which the undersigned is entitled to vote pursuant to such employee benefit plan, at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on February 24, 2011 at 10:00 A.M. Central Time, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS SET FORTH ON THE REVERSE SIDE, “FOR” PROPOSAL 2, AND EVERY 3 YRS FOR PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

January 27, 2011

Dear Benefit Plan Participant:

The Annual Meeting of Stockholders of Alberto Culver Company (the “Company” or “Alberto Culver”) will be held on February 24, 2011. The record date for determining stockholders entitled to vote at the meeting was January 20, 2011.

If you are a participant in the Alberto Culver 401(k) and Profit Sharing Plan (the “Plan”) or the Sally Beauty 401(k) and Profit Sharing Plan, you are the beneficial owner of the Company’s common stock and may instruct the applicable plan trustee, Wells Fargo Bank N.A., or Prudential Retirement, respectively, how to vote the shares allocated to your account.

If you are a participant in the Alberto Culver Company Employee Stock Purchase Plan (the “ESPP”), you are the beneficial owner of the Company’s common stock and may vote your shares directly through Computershare, the recordkeeper of the ESPP.

The number of shares in your benefit plan(s) appears at the top of the enclosed proxy card and is identified by a suffix with the following letters: “ACK” (Alberto Culver 401(k) and Profit Sharing Plan) or “ESP” (Alberto Culver Company Employee Stock Purchase Plan). If you are a Sally Beauty Holdings employee receiving this letter, your shares of Alberto Culver Common Stock in the Sally Beauty 401(k) & Profit Sharing Plan are identified as the suffix “SBK”. If you are the registered shareholder of common stock outside of the plans, these shares will be identified on your proxy card beginning with the suffix “ACV”.

Please read the enclosed Notice of Meeting and Proxy Statement carefully. The Board of Directors recommends a vote (i) For the election of each of the three nominees for Director set forth in the Proxy Statement, (ii) For the approval of our executive compensation, and (iii) 3 years for the frequency of shareholder voting on our executive compensation. Please mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company’s transfer agent, Computershare Investor Services, Proxy Services, P.O. Box 43101, Providence, RI 02940-5067 so that the card is received before February 24, 2011. Alternatively, you may vote by following the Electronic Voting Instructions provided on the enclosed proxy card.

The trustee or recordkeeper of each plan will have the voting instructions of participants in the plans tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Annual Meeting of Stockholders.

Sincerely,

/s/ Kent E. Madlinger

Kent E. Madlinger

Director, Compensation and Benefits

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